EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into effective as of July 10, 2002, by and between The Standard Register Company, an Ohio corporation, having its principal office at 600 Albany Street, P.O. Box 1167, Dayton, Ohio 45401-1147 (“Buyer”), Standard Register Holding Company, an Ohio corporation and wholly-owned subsidiary of Buyer (“Sub”) and PlanetPrint.com, Inc., a Minnesota corporation, with its principal place of business at 668 Kasota Avenue S.E., Minneapolis Minnesota 55144 (each reference to Seller includes “PlanetPrintDallas”.com, Inc., Copy Concepts, Inc. (“Copy Concepts”) and the Consulting and Software Division and Intellectual Property, as applicable in the context, collectively the (“Seller”), David G. Dillon (“Dillon”), Keith M. Nickoloff (“Nickoloff”), Brian Stone (“Stone”) and Phil Shirley (“Shirley”); Dillon, Nickoloff, Stone and Shirley, collectively the “Shareholders.”

W I T N E S S E T H:

WHEREAS, Seller wishes to sell to Buyer all of the issued and outstanding capital stock of Copy Concepts, the Intellectual Property and all of the assets and certain liabilities, as specified below, of the Consulting and Software Division, and Buyer wishes to purchase such assets all on the terms and conditions set forth herein, and

WHEREAS, Dillon, Nickoloff, Shirley and Stone acknowledge that each of them shall be jointly and severally liable for any liability of Seller, as provided and limited in the introduction to Article 3 below.

NOW, THEREFORE, for and in consideration of the mutual covenants, agreements and representations set forth below, Buyer, Seller, Dillon, Nickoloff, Stone and Shirley hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE

Section 1.1

Purchase and Sale.  Upon the terms of this Agreement, subject to the conditions and in reliance on the representations, warranties and covenants set forth herein, on the Closing Date, Seller shall grant, sell, assign, transfer and deliver to Buyer:

(a)

all of the assets, properties and rights of Seller's consulting and software businesses (the “Consulting and Software Division”) of every type and description, personal and mixed, tangible and intangible, wherever located and whether or not reflected on the books and records of Seller, which are being used, that are in existence or are related to the Consulting and Software Division, including but not limited to, those assets identified on Schedule 1.1(a)(i), but excluding those assets listed under Section 1.2 hereof.  Except as otherwise noted in Articles 3 and 8, as used in this Agreement, the term “Business” means all commercial activity undertaken by the Consulting and Software Division prior to the Closing Date.  Subject to Subsection 1.2, the assets of the Business also shall include, without limitation:

(i)

All Intellectual Property listed on Schedule 3.4(a)(i) attached hereto;

(ii)

All computer programs, interfaces, customizations and software, including operating systems and packages required for the operation of the Business;

(iii)

Jobs in process;

(iv)

All designs, manufacturing drawings, methods and procedures;

(v)

All personal property which is or has been used in or which is related to the Business, including, without limitation, technology, computers, equipment, supplies, and furniture (excluding fixtures at the premises leased by the Business);

(vi)

All dealer lists, customer lists, customer information, vendor lists, telephone listings, advertising rights and customer and vendor records;

(vii)

All cash, prepaid expenses and all exclusive rights to carry on the Business as presently carried on;

(viii)

All current and relevant photographs, drawings and schematics, brochures, literature and other sales or promotional items of any nature;

(ix)

All licenses and permits;

(x)

All supplier, vendor, customer, contract and personal property lease rights relating to the Business, whether written or oral, including but not limited to, those listed on Schedule 1.1(a)(x) hereto (described further in Sections 3.9, 3.10 and 3.17);

(xi)

All accounts receivable listed on Schedule 1.1(a)(xi) (listed by party, amount and aging since date of invoice);

(xii)

All other assets, properties and rights of every kind and nature which are being used by the Business or in existence on or prior to the Closing Date, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement;

(b)

All capital stock of Copy Concepts; and

(c)

Certain Intellectual Property of Seller, not otherwise included in the Business, as listed on Schedule 3.4(a)(i).

The assets described in Section 1.1(a), (b) and (c) are collectively the  “Assets.”  Except as specifically provided herein, the Assets shall be transferred by Seller (and Copy Concepts shall be, free, clear and unencumbered) subject to no security interests, mortgages, liens, pledges, reclamation rights, debts, creditors’ claims, taxes, consents, contracts or other third-party claims.  At its option, Buyer may assign some or all of its rights to buy some or all of the Assets to Sub, provided that Buyer shall retain all its obligations hereunder.

Section 1.2

Excluded Assets.  Notwithstanding the provisions of Section 1.1, the Assets shall not include, and Seller shall be entitled to retain and possess for its own account only, a $250,000 Account Receivable from American Express, and the property and contracts listed on Schedule 1.2 (the “Excluded Assets”).

Section 1.3

Assumption of Liabilities, Copy Concepts Debts.

(a)

Neither Buyer nor any of its affiliates is assuming liability (and Copy Concepts shall be free of all debts and obligations) and none of them shall be liable for any debts or claims against Seller or Copy Concepts of any nature whatsoever, except for (i) certain customer and supplier/vendor contracts entered into by Seller or Copy Concepts in the ordinary course of business described in Schedule 1.3(a)(i) (only such contracts providing for an annual expenditure in excess of $12,000 need be listed) of this Agreement, and in such cases, such assumption shall not extend to liability for obligations incurred or work performed by Seller prior to the date of the contract assumption by Buyer, irrespective of the language contained in the assumption agreements, except to the extent that such obligations are in the nature of current operating accounts to be assumed under subpart (iii) of this paragraph; (ii) those certain equipment, real estate or other leases (not capital leases) and those certain other obligations described on Schedule 1.3(a)(ii), in each case only for those obligations that are “Current,” defined as ninety (90) days from date of invoice, in amounts accruing from and after the Closing Date; (iii) the Current operating accounts payable of the Business and Copy Concepts incurred in the ordinary course of business listed on Schedule 1.3(a)(iii), in each case only for the amount listed as payable on Schedule 1.3(a)(iii) corresponding to each account; and (iv) those certain Accrueds, as defined below in Subsection 2.5(a), as related to the Business and Copy Concepts, as described on Schedule 1.3(a)(iv).

(b)

Except as provided on Schedules 1.3(a)(i)-(iv), Buyer and its affiliates shall not assume any accounts payable or any other liability of Seller (and Copy Concepts shall be free of all debt and obligations) of any kind or nature (including but not limited to any liabilities relating to accounts payable in  “workout” by Platinum with respect to Copy Concepts as set forth on Schedule 1.3(b)(i) (the “Copy Concepts Platinum Workout Accounts”) or with respect to the Business, as set forth on Schedule 1.3(b)(ii)  (the “Business Platinum Workout Accounts”), any amounts owed Principal Resources, LLC, any amounts owed General Motors Acceptance Corporation, other Seller financial debt whatsoever including capital leases, any Copy Concepts debt whatsoever not permitted under Sections 1.3(a)(iii) above, any contingent  earnout for Copy Concepts' employees, any debt or obligation of Copy Concepts or the Business to Seller or its affiliates, and any debt for Taxes, and any liability arising in any way from Environmental Matters, regardless of whether the related damage, injury or expense is identified before or after the Closing Date, and except as provided above in Section 1.3(a)(iv), any employee liabilities such as unemployment compensation or premiums, workers’ compensation or premiums, property or casualty insurance premiums, accrued liabilities, unfunded or under funded employee benefit plans, whether multi-employer or otherwise, warranty or job claims for matters or jobs handled by Seller, obligations under any union or collective bargaining contracts, State or federal COBRA or WARN obligations and the like) incurred prior to or on the Closing Date, whether same have been billed or not.

(c)

Except in the case of the individuals currently working in the Business, listed in Subsection 5.2.4, Buyer and its affiliates make no commitment or agreement to hire or retain the services of any executives or employees of Seller.

ARTICLE 2

CLOSING DATE AND PURCHASE PRICE

Section 2.1

Closing.  The closing (“Closing”) shall be held at the offices of Buyer or its counsel at such time mutually determined by the parties (the “Closing Date”) or at such later time, date and place if the parties shall agree.  All deliveries to occur at the Closing shall be deemed to have occurred simultaneously.  The Closing shall anticipate that Copy Concepts and the Business shall be operated for the account of Seller through the close of business on the Closing Date, and for the account of Purchaser beginning with the opening of business on the day following the Closing Date.

Section 2.2

Purchase Price.  The purchase price (“Purchase Price”) for the Assets shall be  as follows:

Due at Closing:  The sum of Eight Million Five Hundred Thousand Dollars ($8,500,000) (“Closing Cash Payment”) shall be paid to Seller at Closing subject to the following sentence.  A portion of the Closing Cash Payment shall be paid, for the benefit of Seller, to certain of Copy Concept’s and the Seller’s creditors (“Purchase Price Payees”) in identity of recipient and amounts as specified on Schedule 2.2, including but not limited to: (i) all debt of Copy Concepts not permitted under Sections 1.3(a) above (including but not limited to any amounts owed General Motors Acceptance Corporation and Principal Resources, LLC); (ii) all non-Current accounts payable of Copy Concepts and the Business; (iii) the Copy Concepts and Business Platinum Workout Accounts; (iv) $3.5 million paid to Shirley and Stone in full satisfaction of all amounts currently or contingently owed them as set forth in the applicable agreement(s) of release signed by each of them, in form and substance acceptable to Buyer; and (v) other obligations described on Schedule 2.2.

Section 2.3

Allocation of Purchase Price.  The parties agree that the Purchase Price for the Assets shall be allocated among the Assets in the manner set forth on Schedule 2.3 (the “Allocation”).  Buyer and Seller each shall report the transaction in accordance with such allocation, and shall not take a position inconsistent with such allocation except with the written consent of the other party hereto.  Buyer and Seller shall complete IRS Form 8594 reflecting such allocation and Buyer and Seller will take no position with any tax authorities inconsistent therewith.  Any Post Closing Adjustment shall be reflected pro rata among the Assets and the Allocation shall be deemed so amended for all purposes.

Section 2.4

Prorations; Transfer Taxes.  Seller shall be responsible for the timely filing of any and all income and other tax returns related to Copy Concepts for all periods prior to and through the Closing Date and all tax liability related thereto, including but not limited to, federal and state (for Texas, Florida and Tennessee) income tax and state sales tax, personal property and sales and use taxes, including without limitation, any and all income tax liability for the period prior to and through the Closing Date on any state or federal income tax return that is filed subsequent to the Closing Date.  Seller shall give Buyer copies of such returns reasonably in advance of their filing dates to permit Buyer to comment to Seller thereon.  Such comments shall not in any way affect Seller’s sole and full responsibility therefor.  All customary prorations with respect to personal property taxes, property and equipment and machinery rentals, and other proratable charges directly related to the operation of the Business and the Assets shall be adjusted between the parties as of the Closing Date.  Buyer shall be responsible for all such taxes after the Closing Date.  Seller shall pay any and all sales, use, or transfer taxes incurred as a result of the sale between the parties at the Closing or as soon thereafter as reasonably practicable, but in any case within thirty (30) days of the Closing Date.  In the event any or all of the prorations required by this Section are not effected on the Closing Date, the parties shall reflect them on the post-Closing financial statements, provided in the next Section, and related sums owed shall be paid in accordance with such Section, any Taxes owed to continue to be the sole responsibility of Seller.

Section 2.5

Post-Closing Adjustment of Purchase Price.

(a)

Within thirty (30) days after the Closing Date, Seller at its expense, shall prepare and deliver to Buyer a “Closing Financial Statement” that sets forth the combined “Equity” of the Business and Copy Concepts as of the Closing Date, determined in the manner indicated on Schedule 2.5(a).   Each of the items included in the determination of Equity on the Closing Financial Statement shall be calculated from the Seller’s books and records in accordance with generally accepted accounting principles (“GAAP”) applied in a manner consistent with the calculation of such items in Schedule 2.5(a).   Seller acknowledges that the accrued expenses set forth on Schedule 2.5(a) include only Copy Concepts' and the Business' accrued liabilities for salaries, employee withholding taxes, health insurance expenses and sales taxes (“Accrueds”) calculated in accordance with GAAP consistently applied.  Within sixty (60) days after receipt of the Closing Financial Statement, Buyer and its representatives, at its cost, may test or audit all relevant data, and Buyer shall advise Seller of any adjustments to such statement Buyer in good faith believes are required to conform the statements to GAAP and Schedule 2.5(a) .  If the parties cannot in good faith resolve their differences and agree in writing on the “Final Closing Financial Statement” within such period, the parties hereby appoint Grant Thornton LLP or other firm on which the parties may agree, (the “Accountant”) to prepare from the books and records of the Seller and deliver to the parties a final Closing Financial Statement fairly and accurately calculating Equity in accordance with GAAP, consistently applied, and in accordance with Schedule 2.5(a) (“Accountant’s Closing Financial Statement”).  The cost of the Accountant shall be shared equally between:  Buyer and Seller.  If Seller does not pay its share of such expenses, they may be deducted by Buyer from the Holdback.  The Accountant will be required to deliver the Accountant’s Final Closing Financial Statement within ninety (90) days after the Accountant is formally engaged.  The Accountant’s Closing Financial Statements shall be final and binding on the parties for all purposes under this Section 2.5.

(b)  If the Equity reflected on the Final Closing Financial Statement or the Accountant’s Final Closing Financial Statement, as applicable, minus the Equity reflected on Schedule 2.5(a), is negative by more than $200,000, Buyer immediately shall be entitled to payment from Seller, in value equal to the excess over such $200,000 threshold; and if such difference is positive by more than $200,000, Seller immediately shall be entitled to payment from Buyer in value equal to the excess over such $200,000 threshold.  Buyer shall have the option to setoff Seller's obligation by deduction from the Holdback.

(c)

In the preparation of the Closing Financial Statement and Accountant’s Closing Financial Statement, as applicable, the preparer shall ensure that:  (i) all accounting entries applicable to the items included on such statement shall be taken into account as required by GAAP, consistently applied regardless of their amount and all known errors and omissions shall be corrected; (ii) all known proper adjustments to the items included on such statement required by GAAP, consistently applied, shall be made; (iii) appropriate reserves applicable to the items included on such statement required by GAAP, consistently applied, for all known and quantifiable liabilities and obligations for which reserves are appropriate in accordance with GAAP, consistently applied, shall be included; (iv) inventory shall be accounted for at the lower of cost or market, with cost determined on a first-in, first-out basis; and (v) up to $400,000 in liability relating to the Xerox dispute shall not be reflected.  The Closing, Final Closing and Accountant’s Closing Financial Statements, as applicable, shall be prepared in strict accordance with the parties agreed parameters therefor described in Schedule 2.5.

Section 2.6

Holdback.  At Closing, Buyer shall retain $500,000 (“Holdback”).  The Holdback shall have a term of the longer of six (6) months or the agreement on Final Closing Financial Statements or the delivery of Accountant's Financial Statements, as applicable.  Any amount of the Holdback not payable to Buyer under Section 2.5(b) or Section 6.1, or under dispute under Section 6.1, together with interest at two percent (2%) annually, shall be paid to Seller promptly after expiration of such period.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER

Dillon and Nickoloff each shall be jointly and severally liable for any liability and obligation of Seller hereunder, including but not limited to, any liability to Buyer resulting from a breach of Seller’s representations and warranties under Articles 3 and 6.  Shirley and Stone only shall be jointly and severally liable with each other for  the specific representations and warranties set forth below attributed to them relating to Copy Concepts.  Further, each representation of Seller hereunder is made jointly and severally for Seller, the Consulting and Software Division, PlanetPrintDallas and Copy Concepts as each context allows.  For example, each representation and Disclosure Schedule, as applicable, shall relate to each such entity, the Consulting and Software Division and the Intellectual Property purchased hereunder.  For the purpose of Article 3, Business also shall include Copy Concepts and the Intellectual Property purchased hereunder.  Except as set forth in the schedules referenced in the following sections (each a “Schedule,” collectively the “Disclosure Schedules”), and subject to the limitations with respect to Shirley and Stone set forth in the second sentence hereof, Seller, Dillon, Nickoloff, Stone and Shirley jointly and severally  represent and warrant to Buyer, as applicable, that: (i) each of the following representations and warranties is materially and substantially true and correct on the date of this Agreement; and (ii) each of such representations and warranties shall be true and correct in all material respects as of the Closing Date.

Section 3.1

Seller, Dillon and Nickoloff.  Title to Assets.  Except as listed on Schedule 3.1, Seller is the legal and beneficial owner, or has valid, enforceable leasehold or license rights, as applicable, of the Assets, has the full power and authority to sell and transfer all right, title and interest in and to the Assets without the consent of any other person, and the delivery to Buyer of the Assets in the manner contemplated by this Agreement will transfer to Buyer full legal and beneficial ownership of the Assets, free and clear of all mortgages, security interests, liens, equities, encumbrances and claims of every kind.  Seller is not engaged in or a party to, and has no reasonable basis to anticipate, any legal action or proceeding before any court or administrative agency in connection with the Assets or the transactions contemplated by this Agreement that would adversely impact the use or enjoyment of the Assets by Buyer.  Seller’s use of its Assets and operation of the Business is not in violation of any existing law, ordinance, code or regulation the effect of which would individually or in the aggregate give rise to a material and adverse effect on the condition (financial or otherwise), operations or prospects of the Assets or the Business, as applicable (“Material Adverse Effect”).  Seller owns, or has a valid leasehold interest in, or has a valid license to use, all the Assets and rights, whether tangible or intangible, used in its Business, or necessary to permit the Buyer to carry on the Business subsequent to the Closing as it is currently conducted by Seller.  All of the issued and outstanding shares of Copy Concepts, Inc. are duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights.  Except as set forth on Schedule 3.1, there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, transfer or redemption by the Seller or its affiliates (including any right of conversion or exchange under any outstanding security or other instrument) of Copy Concepts common stock or any other capital stock.  The Seller has good title to the shares of Copy Concepts, free and clear of all pledges, security interests, liens, proxies, charges, encumbrances, equities, claims and options of whatever nature.

Shirley and Stone.  Title to Assets.  Except as listed on Schedule 3.1, and except for any assets of PlanetPrint.com, Inc. that are in use by Copy Concepts (as to which Shirley and Stone make no representation), Copy Concepts is the legal owner of those assets described in Section 1.1(a)(i) through (xii) used in its business as the same is conducted under the auspices of Shirley and Stone.  Copy Concepts’ use of such assets and operation of its business as the same is conducted under the auspices of Shirley and Stone is not in violation of any existing law, ordinance, code or regulation the effect of which would individually or in the aggregate give rise to a Material Adverse Effect specific to Copy Concepts (“Material Adverse Effects on Copy Concepts”).

Section 3.2

Seller, Dillon and Nickoloff.  Authorization for this Agreement.  Except as listed on Schedule 3.2, Seller, Dillon, Nickoloff, Stone and Shirley each have the full power, capacity and authority to enter into this Agreement and each other agreement and document to be executed in connection herewith.  This Agreement has been and each other agreement and document to be executed in connection herewith has been or will be duly authorized, executed and delivered.  This Agreement is and each other agreement and document executed or to be executed in connection herewith is a valid and binding obligation of such parties, as applicable, enforceable in accordance with their respective terms.  Neither the execution and delivery of this Agreement or any other agreement or document to be executed in connection herewith nor the consummation of the transactions contemplated hereby or thereby will (a) violate, or conflict with, or require any consent under, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Seller or the Shareholders under any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Seller of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Seller or the Shareholders is a party, or by which Seller or the Shareholders or any of their properties may be bound or affected, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or the Shareholders or any of their properties.  Except as specified on Schedule 3.2, no consent or approval by notice to or registration or filing with any government authority or any other third-party (“Third-party Consent”) is required prior to the Closing in connection with the execution and delivery of this Agreement or the effective consummation of the transactions contemplated hereby.

Shirley and Stone.  Authorization for this Agreement.  Except as listed on Schedule 3.2, Stone and Shirley each have the full power, capacity and authority to enter into this Agreement and each other agreement and document to be executed by them in connection herewith.  This Agreement has been and each other agreement and document to be executed by them in connection herewith has been or will be duly authorized, executed and delivered by them.  This Agreement is and each other agreement and document executed or to be executed in connection herewith is a valid and binding obligation on their part, as applicable, enforceable against them in accordance with their respective terms.  Except as specified on Schedule 3.2, no consent or approval by notice to or registration or filing with any government authority or any other third-party, Third-party Consent, is required prior to the Closing in connection with the execution and delivery by them of this Agreement or the effective consummation of the transactions contemplated hereby.

Section 3.3

Seller, Dillon and Nickoloff.  Organization, Good Standing and Authority; Equity Structure.

(a)

Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and, except as disclosed on Schedule 3.3, has no subsidiaries.  Seller has full authority and power to carry on its Business as it is now conducted, and to own, lease or operate its properties.  Seller is qualified to do business and is in good standing and has all required licenses, permits and qualifications in each jurisdiction in which its failure to obtain or maintain such qualification, permit, good standing or licensing would individually or in the aggregate, have a Material Adverse Effect.  Schedule 3.3(a) lists each such license, permit and qualification.

(b)

Schedule 3.3(b) lists each of the shareholders of Copy Concepts, the holders of any other Copy Concepts' security, and the number and class of shares respectively owned by each of them or a description of the Seller security, as applicable.  Except as set forth on Schedule 3.3(b), there are no subscriptions, options, warrants, contracts, rights, commitments, restrictions or understandings relating to the issuance, sale or transfer of any shares of capital stock of Copy Concepts.

Section 3.4

Seller, Dillon and Nickoloff.  Intellectual Property.

(a)

Seller owns, or is licensed or otherwise has the full and enforceable right to use all intellectual property used in, or necessary for, the Business (“Intellectual Property”), including, but not limited to, all patents, patent applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); all registered or unregistered trademarks, service marks, trade dress, brands, logos, insignias, symbols, emblems, slogans, trade names and corporate names and all the goodwill associated therewith; all mask works; all registered and unregistered copyrights; all registrations, permits, applications and renewals for any of the foregoing; and all trade secrets, confidential information, proprietary information, ideas, artwork, drawings, specifications, designs, plans, formulae, compositions, know-how, manufacturing and production processes and techniques, research information, improvements, proposals, technical and computer data, documentation and software, interfaces and customizations, financial business and marketing plans, customer and supplier information and lists and related information, marketing materials, websites, domain names, URLs, all licenses or similar agreements or arrangements for Intellectual Property  to which Seller is a party, either as licensor or licensee, and all other proprietary rights insofar as any of the foregoing are used in, or necessary for, the Business.  Listed in Schedule 3.4(a) is a complete and correct description of all Intellectual Property which is subject to a registration or to an application for registration that is currently pending for patents, trademarks, copyrights and domain names, and a listing of all contracts related to Intellectual Property, copies of which Seller previously supplied to Buyer.  Intellectual Property specifically includes the following software, developed and owned by Seller: Custom Planet Platform software including the Variable Printing Software, E-Commerce Application, Digital Asset Management, and Queue Management System application; ROS (Reprographics Ordering System) software (collectively, “Seller’s Core Intellectual Property”).  Listed in Schedule 3.4(a)(i) is certain Intellectual Property to be purchased from Seller by Buyer as described above in Section 1.1(c) above.  To Seller’s knowledge, Seller’s use of the Intellectual Property by Seller does not infringe on, misappropriate, or otherwise conflict with the intangible, intellectual property or other rights (of any nature) of any person or entity.  In addition, Seller’s use of Seller’s Core Intellectual Property does not infringe on misappropriate, or otherwise conflict with the intangible, intellectual property or other rights (of any nature) of any person or entity and Seller owns such Core Intellectual Property free and clear of any claims or demands of any person or entity.  No unresolved claims have been asserted by any person or entity challenging the right of Seller to use any Intellectual Property in the manner currently used by Seller, and Seller has no knowledge of any valid basis for any such claim; no written notice has been received by Seller since 1998 with respect to any alleged infringement by Seller, or unlawful use by it of any patent, trademark, trade dress, service mark, trade name, brand name, trade secret, copyright, or other intangible or intellectual property right owned by others; Seller does not, and will not have an obligation to, pay any royalties, license fees or incur any obligations to any person or entity for the use of any of the Intellectual Property except as set forth in Schedule 3.4(a); the consummation of the transactions contemplated hereby will not alter or impair any Intellectual Property; and Seller has the right to enforce and to bring actions with respect to the Intellectual Property that Seller owns, including actions for the infringement or misappropriation of any such Intellectual Property.  To Seller’s knowledge, Seller is entitled to use the Intellectual Property free and clear of any claims or demands of any person or entity.  Except as disclosed on Schedule 3.4(a), Seller does not use any of the Intellectual Property by consent of any other rightful owner thereof and there are no attachments, liens or encumbrances on the Intellectual Property and the right of Seller to use and transfer any and all of the Intellectual Property is perpetual and unrestricted.  All software utilized by Seller is owned or covered by valid licenses.  Seller has no reason to believe that any of the Intellectual Property or rights thereto are invalid or unenforceable.

(b)

Except as disclosed on Schedule 3.4(b), no consent or other authorization, or registration of assignment is necessary to validly assign the Intellectual Property to Buyer or to continue its ownership by Copy Concepts after the Closing.

Shirley and Stone.  Intellectual Property.  Shirley and Stone make the representations and warranties as set forth in this Section 3.4 only as to Intellectual Property of Copy Concepts in existence as of July 28, 2000, that is still utilized by Copy Concepts, together with additional Intellectual Property acquired for or developed by Copy Concepts thereafter with authorization by Stone or Shirley.  Shirley and Stone specifically disclaim all representations as to “Core Intellectual Property.”

Section 3.5

Seller, Dillon and Nickoloff.  Compliance with Environmental Laws.

(a)

For the purposes of this Section 3.5, “Hazardous Substance” means any substance or waste that poses or causes, or is alleged to pose or cause, any damage to property or any personal injury, including death, or threat to human health or the environment, including without limitation those substances defined, listed, designated, or classified as hazardous, toxic, radioactive, or dangerous under any existing applicable local, regional, state, U.S. and foreign laws, or court ruling, regulations, ordinances, codes, and other requirements and directives, concerning environmental, health and safety matters, including but not limited to applicable regulations, ordinance, permits, standards and agreements regarding discharges, emissions, handling, storing, treating and disposal of hazardous and solid wastes, clean-up, and right-to-know requirements, including but not limited to (i) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et. seq. (“CERCLA”), (ii) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (“RCRA”), (iii) the Federal Water Pollution Control Act, 33 U.S.C.  Section 1251, et seq., (iv) the Clear Air Act, 42 U.S.C. Section 7401, et seq., (v) the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq., (vi) the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., (vii) the Rivers and Harbors Act of 1899, 33 U.S.C. Section 401, et seq., (viii) the Endangered Species Act of 1973, 16 U.S.C. Section 1531, et seq., (ix) the Occupational Safety and Health Act of 1979, 29 U.S.C. Section 651, et seq., and (x) the Community Right to Know Act, 42 U.S.C. Section 11001, et seq., all as amended (collectively the “Environmental Laws”), as well as any petroleum product or by-product, crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable as fuel, or polychlorinated biphenyls (“PCBs”).

(b)

For the purposes of this Section 3.5, “Environmental Matters” means any and all claims, costs, fines, damages, expenses or liabilities (including attorneys’ and consultants’ fees and expenses) arising under any Environmental Laws, whether brought by government authorities or private parties, which claims, costs, fines, damages, expenses or liabilities relate to or arise out of:  (i) the handling, use, storage, disposal, treatment or release (as defined in the CERCLA or any state equivalent) of any Hazardous Substance; (ii) the direct or indirect disposal or release of any solid, liquid or gaseous material or any Hazardous Substance; (iii) discharges to industrial, storm or sanitary sewers; (iv) the placement of structures or materials into any waters, waterways or wetlands; or (v) the presence of any Hazardous Substance in or on any land, water, wetlands, building, structure, equipment or workplace; all of the above, including without limitation, any claims involving the investigation, monitoring or cleanup of all or any properties, sites, waters, wetlands (whether waste disposal sites, former plant sites or other sites), buildings, structures, equipment, or workplaces upon which any Hazardous Substance may be or may have been found.

(c)

To Seller’s knowledge, the Business has at all times been, and is now being, conducted in compliance with applicable Environmental Laws.

(d)

Schedule 3.5(d) contains a complete list of all material environmental permits, licenses or other authorizations held by Seller for the operation of the Business; copies of which licenses and permits have been furnished to Buyer.  Each such permit, license and authorization is in full force and effect; there is not and has not been any violation of any such permit, license or authorization; there is no restriction to the transferability of any such permit, license or authorization; and no proceeding is pending or, to the knowledge of Seller, threatened, seeking the revocation or limitation of any such permit, license or authorization.

(e)

Except as set forth on Schedule 3.5(e), to Seller’s knowledge no solid or hazardous wastes, pollutants, contaminants, Hazardous Substances or petroleum substances generated by the Business have been discharged, disposed, released, placed, or dumped by Seller in violation of the Environmental Laws.  Seller has not received any formal or informal notice from any governmental agency or private or public entity, foreign or domestic, that it is potentially responsible for response costs in connection with the operation of the Business with respect to a release or threat of a release of hazardous substances, pollutants or contaminants at any location.  There are no claims known to Seller that could reasonably be expected to form the basis for the assertion of any claim relating to Environmental Matters with respect to the Business.

(f)

Seller has complied in the operation of the Business with all Environmental Laws relating to Environmental Matters including, but not limited to, air pollution, water pollution, noise control, on-site or off-site infectious waste discharge, disposal or recovery, on-site or off-site hazardous waste discharge, disposal or recovery, toxic or hazardous substances, and employee safety, and no notice of violation of any such Environmental Laws with respect thereto has been received or is pending, nor does Seller have knowledge that any such notice is threatened.

Shirley and Stone.  Compliance with Environmental Laws.  Shirley and Stone make the representations and warranties set forth in this Section 3.5 only with respect to the facilities of Copy Concepts located in the Dallas Fort Worth metropolitan area.

Section 3.6

Financial Information, Absence of Undisclosed Liabilities.

(a)

Attached as Schedule 3.6(a) are copies of the financial statements of the Business as of March 31, 2002 (“Baseline Financial Statements”), together with the consolidated combined financial statements of Seller, and separate financial statements of Copy Concepts, for each year ended December 31, 2001 and 2000 (these and all financial statements provided by Seller hereunder collectively, the “Financial Statements”).  Subject to Subsection 5.2.19 below, Seller will exert its best efforts to provide Financial Statements of the Business for each month after March 2002 as soon as they are prepared.  The Financial Statements are true and correct in all material respects and present fairly and accurately the financial condition of Seller and the financial condition of the Business as of the dates thereof and the results of operations and other information for the periods reported upon therein, in conformity with generally accepted accounting principles applied on a basis consistent with that of prior periods, except as otherwise provided therein, in the notes thereto, Schedule 2.5 or in Schedule 3.6(a).  Since March 31, 2002, neither Seller nor the Business has incurred any obligation or liability (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which have arisen in the ordinary course of business, none of which individually or in the aggregate has had a Material Adverse Effect or would reasonably be expected to have a Material Adverse Effect.  Seller and the Shareholders acknowledge that Buyer has relied upon the Financial Statements and the information therein as an inducement to enter into the transactions contemplated hereby.

(b)

Schedule 3.6(b) contains a true and accurate list of each and every creditor of any nature of the Business, including governmental entities and tax authorities or others that are owed money or that may be owed money as a result of the transactions contemplated hereby, the amount owed each such creditor (or estimated as best as is practicable), and copies of all settlement and/or release agreements signed by any creditor.

(c)

Schedule 3.6(c) contains a true and accurate list of each and every creditor of any nature of the Business not listed on Schedules under Section 1.3(a) or on Schedule 2.2.

Section 3.7

Product Liability.

(a)

Pursuant to Section 1.3, Buyer and its affiliates are not assuming any product liability of Seller of any size whatsoever.  Accordingly, if any person intimates an intention to make or makes any claim against any of the parties with respect to any of Seller’s operations (a “Claim”), then the liability for the Claim shall be that of Seller in the case of any Claim arising from Seller’s actions taken and services rendered prior to the Closing Date, but shall be that of Buyer in the case of any Claim arising from actions taken and services provided by Buyer after the Closing Date.

(b)

In the event of any Claim under a warranty or other commitment or guarantee extended by Seller prior to the Closing Date, Seller shall remain solely responsible therefor, it being intended that Buyer and its affiliates are not assuming any obligation to honor or perform any of Seller’s warranties, commitments or guarantees, regardless of when or how asserted by any claimant thereunder, unless otherwise provided in Section 1.3(a).

(c)

The provisions of this Section 3.7 shall apply irrespective of the language contained in any contract assumption agreements executed between Buyer and customers of Seller referenced in Schedule 3.17(a)(iv) hereof, and Seller shall make no claim that such documents supersede this Agreement or alter the obligations of the parties hereunder, even if such assumption agreements bear dates after the date of this Agreement or the Closing Date.  If Buyer is to perform remedial work or incur obligations which would be the obligations of Seller under this Agreement, then Buyer shall give Seller the earliest practicable written notice concerning the details of such matter and permit Seller to consult with Buyer on the matter.  Seller Shall indemnify Buyer and its affiliates from the costs, expenses, and losses of same in the manner and subject to the limitations provided in this Agreement.

Section 3.8

Seller, Dillon and Nickoloff.  Absence of Certain Changes.  Except as disclosed in Schedule 3.8 hereto or as provided for or contemplated in this Agreement, since March 31, 2002 (the “Threshold Date”), there has not been with respect to the Business a Material Adverse Effect (excluding any general political, economic, market-wide or industry-wide event or occurrence), including but not limited to:

(a)

any sale, distribution, transfer, mortgage, pledge or subjection to lien, charge or encumbrance of any of the Assets;

(b)

any transaction not in the ordinary and usual course of the Business;

(c)

any material damage, destruction or loss, whether or not covered by insurance;

(d)

any amendment, modification, termination (whether actual or to Seller’s knowledge pending) of any material contract or agreement to which Seller or Copy Concepts is a party;

(e)

any incurrence or assumption of any liability in the Business, except for trade payables incurred subsequent to the Threshold Date in the ordinary course of business and consistent with past practice;

(f)

any alteration in the manner of keeping the books, records, or accounts of the Business; and

(g)

any other event or condition of any character (excluding any general political, economic, market-wide or industry-wide event or occurrence) which has had or would reasonably be expected in the near or long term to have a Material Adverse Effect.

Shirley and Stone.  Absence of Certain Changes.  Shirley and Stone make the representations and warranties set forth in Section 3.8 only to the extent of no Material Adverse Effect on Copy Concepts, but make no representation or warranty as to whether any circumstances or events occurring at Planetprint.com, Inc. may have a Material Adverse Effect on Copy Concepts.

Section 3.9

Seller, Dillon and Nickoloff.  Real Property.

(a)

There is no real property owned by Seller and used in the Business (“Owned Real Property”).

(b)

Schedule 3.9(b) sets forth a list of all leases, subleases, licenses and other occupancy agreements, including all amendments, extensions and other modifications and all oral leases or occupancy agreements (the “Leases”) for real property (the “Leased Real Property”) (the Leased Real Property and the Owned Real Property collectively, the “Real Property”) to which Seller is a party.  Seller has previously delivered to Buyer true and complete copies of all Leases.  Except as set forth in Schedule 3.9(b), (i) each Lease grants to Seller the exclusive right to possess the Leased Real Property without disruption and Seller is in exclusive possession of the Leased Real Property; (ii)  Seller has a good and valid leasehold interest in and to all of the Leased Real Property, free and clear of all liens, claims, rights of possession or other defects of title; (iii) each Lease is in full force and effect and is enforceable in accordance with its terms; (iv) Seller is not in default under any Lease and no circumstances or conditions exist which, with the giving of notice and/or the passage of time, could become a default under any Lease or permit the modification or acceleration of rent under any Lease; (v) all security deposits made in connection with any Lease are described on Schedule 3.9(b) and no part of any such deposit has been applied against obligations owing under the Lease; (vi) Seller has not assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered any interest in any part of the Leased Real Property; and (vii) no consent, approval, filing or registration is needed for the assignment of Seller’s rights and interest under any Lease.

(c)

Except as disclosed in Schedule 3.9(c): (i) the Real Property is in full compliance with all applicable laws, ordinances, statutes, regulations, rules or orders of city, county, state and/or federal authorities (collectively, “Applicable Real Estate Laws”), including but not limited to codes and ordinances governing zoning, subdivision, safety, health and accessibility; and (ii) Seller has not received notice from any governmental or quasi-governmental entity or any other person regarding any violation of any Applicable Real Estate Laws and to Seller’s knowledge, the Real Property is in full compliance with all Applicable Real Estate Laws.

(d)

Seller has not been ordered to make any public improvements, and there are no special, general, or other assessments pending, threatened against, or affecting the Real Property.  Any assessments in effect on the date of this Agreement will be paid by Seller at Closing.

(e)

Except for this Agreement and the Leases, there are no purchase contracts, options, rights of first refusal, leases or any other oral or written agreements of any kind, formal or informal, recorded or unrecorded, whereby any person or entity other than Seller will have acquired or will have any basis to assert any right, title, or interest in, or right to possess, use, or enjoy all or any part of the Real Property or the proceeds thereof.

(f)

The Real Property is not located in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended.

(h)

Except as described on Schedule 3.9(h), the Real Property is in compliance with the Environmental Laws and is free of Hazardous Substances.  Except as described on Schedule 3.9(h), there are and have been no underground storage tanks within the Real Property.

(i)

The Real Property constitutes all of the real property that Seller occupies, uses or needs in connection with operation of the Business.  Without limiting the foregoing, Seller is not aware of any material property that Buyer will need in order to acquire and operate the Business in substantially the same manner as it has been operated by Seller prior to the Closing.

(j)

Except as disclosed on Schedule 3.9(j): (i) other than Seller, there are no parties in possession or parties having any current or future right (beyond the Lease terms and any records thereof) to occupy any of the Real Property; and (ii) there is no violation of any covenant, condition, restriction, easement, agreement or order affecting any portion of the Real Property.

(l)

There is no pending or, to the knowledge of Seller, any threatened condemnation proceeding affecting any portion of the Real Property.

(m)

Except as disclosed in Schedule 3.9(m), there are no outstanding requirements or recommendations by any lessor, fire underwriters or rating boards, insurance companies or the holders of mortgages or other security interests requiring or recommending repairs or improvements with respect to any of the Real Property.

Shirley and Stone.  Real Property.  Shirley and Stone make the representations and warranties set forth in this Section 3.9 only with respect to the facilities of Copy Concepts located in the Dallas Fort Worth metropolitan area.

Section 3.10

Seller, Dillon and Nickoloff.  Tangible Personal Property.  Schedule 3.10 to this Agreement includes a true and accurate listing of all material tangible personal property owned or leased by or for the Business on the date of this Agreement and each item of tangible personal property not owned by the Business but in the possession of or used in the Business.  Schedule 3.10 hereto includes a list of the owner of each such item of tangible personal property not owned by Seller and the circumstances under which such property is used.  Each agreement, relating to each item listed, also is listed and copies of each such agreement have been previously provided to Buyer.  Schedule 3.10 contains an accurate and correct listing of the consents or authorizations necessary for such property to continue to be used by Buyer or Copy Concepts after Closing.  Except as indicated in Schedule 3.10:

(a)

Seller has good and marketable title to each material item of such tangible personal property which it possesses or uses free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions, except for liens, if any, for personal property taxes not yet due.

(b)

Each item of such tangible personal property not owned by Seller is currently in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between Seller and the owner or lessor thereof, the obligations of Seller to such owner or lessor would be discharged.

(c)

The tangible personal property is in good working order, consistent with age, use, and ordinary wear and tear, and will be delivered at Closing in a condition at least as good as existing on the date hereof, subject, however, to ordinary wear and tear suffered during such period.

(d)

Seller owns or otherwise has the right to use all of the tangible personal property now used by it in the operation of the Business and, except as disclosed on Schedule 3.10(d), Seller has the right to assign the tangible personal property to Buyer without consent or other approval, filing or registration.

(e)

All vehicle leases to which Seller is a party provide that upon payments of all monthly amounts due, then at conclusion of the lease term, or upon the prepayment of lease amounts, title to and the residual value of the vehicles shall be transferred to Seller without further payment by or obligation to Seller.

(f)

Those Assets which are inventories of finished goods, parts, raw materials  and similar items are of a quality useable in the ordinary course of the Business.  All items included in such inventories are the sole property of and are held and stored solely by Seller, and will at Closing have been fully paid for and not pledged by Seller as collateral or otherwise subject to lien.  None of such inventories are held by Seller on consignment from others.

Shirley and Stone.  Tangible Personal Property.  Shirley and Stone make the representations and warranties set forth in this Section 3.10 only with respect to those specific items of personal property listed as the personal property assets of Copy Concepts in Schedules 1(a)(i), (x) and (xi) hereof.

Section 3.11

Seller, Dillon and Nickoloff.  Customers and Suppliers.  Schedule 3.11(a) sets forth a correct and current list of all current and former customers, and Schedule 3.11(b) sets forth a correct and current list of all current and former vendors or suppliers of Seller, in either case which have transacted (or which are parties to contracts specifying transactions) with the Business in either of calendar years 2001 or 2002 in amounts exceeding One Hundred Thousand Dollars ($100,000.00).  Except as provided on Schedule 3.11(a), the contract between Seller and each such customer and supplier is on standard, consistent and materially unchanged commercial terms.  Since January 1, 2000, no such customer or supplier has canceled or otherwise terminated, or to the knowledge of Seller has threatened to cancel or otherwise terminate, its business relationship and/or contract with Seller or has decreased, or to the knowledge of Seller threatened to decrease, its purchases, services, supplies or materials from or to Seller, except for normal seasonal variations or other fluctuations in customer orders that are not indicative of an intent to reduce historic purchases from the Business.  Seller has not received any written notice, nor does Seller have any knowledge, that any such customer or supplier intends to cancel or otherwise modify its relationship with Seller or decrease its purchases, services, supplies or materials to Seller.  Seller has no information and is aware of no facts which would indicate that such customers intend to cease doing business with the Business or substantially alter their business patterns vis-à-vis products and services offered in the Business.  Schedule 3.11(a) also sets forth any such contract that would have been disclosed but for the fact that it does not meet the above monetary threshold if such contract is otherwise material or critical to the Business or its operation.

Shirley and Stone.  Customers and Suppliers.  Shirley and Stone make the representations and warranties set forth in this Section 3.11 only with respect to customers and suppliers of Copy Concepts.

Section 3.12

Seller, Dillon and Nickoloff.  Accounts Receivable.  The accounts receivable of the Business represent bona fide transactions incurred in the ordinary course of business.  Except for the reserves set forth on the financial statements and otherwise on Schedule 3.6(a) hereto, all such accounts receivable purchased hereunder are and shall be fully-collectible in the ordinary course of business.  Schedule 3.12 also lists all accounts receivable of the Business by party, amount and aging from date of invoice.

Shirley and Stone.  Accounts Receivable.  Shirley and Stone make the representations and warranties set forth in this Section 3.12 only with respect to the Accounts Receivable of Copy Concepts.

Section 3.13

Seller, Dillon and Nickoloff.  Employment-Related Agreements.

(a)

Seller shall remain solely liable for all performance or liability under or with respect to any agreement, plan, program, contract (including collective bargaining agreements) or arrangement involving benefits or arrangements for employees involved in the Business for all periods and for all events prior to the Closing Date.  Seller has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor in the Business, including those relating to wages, hours and the payment and withholding of taxes and other sums as required by appropriate governmental authorities.

(b)

Except as set forth in Schedule 3.13 and in regard to the Business:

(i)

Seller is not in violation of, or alleged to be in violation of, any applicable law or regulation respecting employment and employment practices, terms and conditions of employment or wages and hours and is not engaged in, or alleged to be engaged in, any unfair labor practice.  No unfair labor practice complaint is pending against Seller before the National Labor Relations Board or any state or local agency, no labor strike or other labor trouble affecting any of them is pending, and no grievance is pending against Seller;

(ii)

Seller is not a party to any union contract, has not agreed to recognize any union, and has not experienced any strikes or claims of unfair labor practices and, to the best knowledge of Seller, no organizational effort is being made or threatened by or on behalf of any labor union, with respect to any employees of Seller.  Seller has no knowledge that collective bargaining or union activity is pending respecting the employees of Seller and the Business and no such question or issue has been raised to Seller’s knowledge within the three (3) year period prior to the date of this Agreement;

(iii)

Seller is not a party to any employment, severance or consulting agreement or plan that provides for additional, severance or accelerated payments or other consideration to be made on account of the transactions contemplated by this Agreement.  All reasonably anticipated obligations of Seller (whether arising by operation of law, by contract, by past custom or otherwise), for salaries, vacation and holiday pay, sick pay, regular and customary bonuses and other forms of compensation payable to the employees of Seller in respect of the services rendered by any of them in connection with the Business have been paid or adequate accruals have been made in the ordinary course of Seller’s business; and

(iv)

Except as listed on Schedule 3.13(b) hereto, no employee of Seller employed in the Business has any valid and enforceable claim (whether under federal or state law) under any employment agreement, or otherwise, on account of or for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages, bonus or salary for any period other than the current payroll period, (iii) vacation or time off (or pay in lieu thereof), other than that earned in respect of the previous twelve (12) months, or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work.

(c)

Schedule 3.13(c) contains a complete and accurate list of the following information for each employee of the Business, categorized by employer entity, including each employee on leave of absence or layoff status:  employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 2002; vacation accrued; whether an employment or severance agreement exists; and service credited for purposes of vesting and eligibility to participate under any Seller pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.  No employee of Seller is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee and any person (“Proprietary Rights Agreement”).  To Seller’s best knowledge, no employee listed in Section 5.2.4 intends to terminate his employment after Closing with Buyer.

Shirley and Stone.  Employment-Related Agreements.  Shirley and Stone make the representations and warranties set forth in this Section 3.13 only as to the second sentence of subparagraph (a), and as to subparagraphs (b)(i), (b)(ii), (b)(iii) and (b)(iv), only insofar as they apply to employees of Copy Concepts.

Section 3.14

Seller, Dillon and Nickoloff.  Employee Benefit Plans.

(a)

Schedule 3.14(a) sets forth an accurate and complete list of each “employee benefit plan” (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and each other employee benefit plan, program or arrangement maintained, sponsored, or contributed to by Seller, or with respect to which Seller has any liability or obligation.  Each such item is referred to herein as a “Plan” and collectively as the “Plans.”

(b)

Except as set forth on Schedule 3.14(b), Seller does not maintain, contribute to, or have any liability under (or with respect to) any “defined benefit plan” (as defined in Section 3(35) of ERISA), or any “multiemployer plan” (as defined in Section 3(37) of ERISA).  No asset of Seller is subject to any lien under ERISA or the Internal Revenue Code of 1986, as amended (the “Code”).  There has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Plan subject thereto, and each such Plan is fully funded based on the assumptions used in the most recent actuarial report for such Plan and there are no facts or circumstances that would materially change the funded status of any such Plan.  Seller has not incurred and does not expect to incur any liability under Title IV of ERISA (other than for contributions not yet due) or the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due). There are no pending or threatened actions, suits, investigations or claims with respect to any Plan (other than routine claims for benefits).

(c)

Except as set forth on Schedule 3.14(c), each Plan that is intended to be qualified under Section 401(a) of the Code has received a determination from the Internal Revenue Service that such Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of such Plan.

(d)

Each of the Plans and all related trusts, insurance contracts and funds has been maintained, funded and administered in material compliance with their terms and the terms of any applicable collective bargaining agreements, and in material compliance with the applicable provisions of ERISA, the Code, and any other applicable laws.  With respect to each Plan, all required payments, premiums, contributions, distributions or reimbursements for all periods ending prior to or as of the Closing Date have been made or properly accrued.

(e)

Neither Seller nor any other “disqualified person” (within the meaning of Section 4975 of the Code) or any “party in interest” (within the meaning of Section 3(14) of ERISA) has engaged in any “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any of the Plans which could subject any of the Plans, Seller or any officer, director or employee of any of the foregoing to a penalty or tax under Section 502(i) of ERISA or Section 4975 of the Code.

(f)

Each Plan which is subject to the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code (“COBRA”) has been administered in material compliance with such requirements.  No Plan provides medical or life or other welfare benefits to any current or future retired or terminated employee (or any dependent thereof) of Seller other than as required pursuant to COBRA.

(g)

Except as set forth on Schedule 3.14(g): (i) Seller has not been obligated to contribute to any Plan subject to Title IV of ERISA which is a “multiemployer plan” (as such term is defined in Section 3(37) of ERISA (a “Multiemployer Plan”); (ii) no proceeding has been initiated to terminate any such Multiemployer Plan and there has been no “reportable event” (within the meaning of Section 4043(c) of ERISA) with respect to any such Multiemployer Plan; (iii) no Multiemployer Plan is in reorganization as described in Section 4245 of ERISA; (iv) Seller has not incurred any liability on account of a “partial withdrawal” or a “complete withdrawal” (within the meaning of Sections 4205 and 4203, respectively, of ERISA) from any Multiemployer Plan, no such liability has been asserted, and there are no events or circumstances which could result in any such partial or complete withdrawal; and (v) Seller is not bound by any contract or agreement nor does it have any obligation or liability described in Section 4204 of ERISA.

(h)

With respect to each Plan, Seller has delivered to the Purchaser true, complete and correct copies of (to the extent applicable):  (i) all documents pursuant to which the Plan is maintained, funded and administered (including the plan and trust documents, any amendments thereto, the summary plan descriptions, and any insurance contracts or service provider agreements); (ii) the three (3) most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with applicable attachments); (iii) the most recent determination letter received from the Internal Revenue Service; (iv) all actuarial reports or statements of funded status for the three (3) most recent plan years; and (v) all correspondence with or documents or materials filed with or provided to the Internal Revenue Service or the United States Department of Labor with respect to the Plans during the three (3) most recent plan years.

(i)

Seller has no liability with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) solely by reason of being treated as a member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group (as defined under Sections 414(b), 414(c) or 414(m), respectively, of the Code) with any trade, business or entity other than Seller.

(j)

Except as listed on Schedule 3.14(j) hereto, no employment related agreement described in Section 3.13 or law has created or is expected to create an obligation or liability for employee benefits for which the Business or Buyer or its affiliates may be held liable as a result of the purchase of the Assets and employment of any employee of Seller as may be contemplated in this Agreement.

(k)

Except as listed on Schedule 3.14(k), the Seller has not made, nor will it or any of its employees or representatives make prior to the Closing Date, any representation to or agreement (whether written or oral) with any of Seller’s employees with respect to the continuation of any benefits beyond the Closing Date under any of the Plans.  Except as provided by applicable laws, no provision of any Plan restricts or prohibits the termination or amendment of such Plan.  Except as disclosed on Schedule 3.14(k), no provision of any Plan provides for an increase in benefits or an acceleration of payment or vesting of benefits as the result of the transactions contemplated by this Agreement.

Section 3.15

Seller, Dillon and Nickoloff.  Tax Returns.

(a)

For purposes of this Agreement, (i) “Tax” or “Taxes” means all income, gross receipts, sales, use, employment, franchise, profit, workers’ compensation, unemployment, withholding, excise, property, ad valorem, capital, recording, transfer or other taxes, fees, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to Tax or additional amounts imposed by any taxing authority, whether domestic or foreign, with respect thereto, and (ii) “Tax Returns” means all reports, returns or other information to be supplied by Seller to any tax authority (Federal, state, city, county or otherwise) in connection with Taxes.  Seller has paid or shall  remain solely liable for the payment of all taxes due on the Business and/or the Assets to any taxing authority with respect to all periods ending prior to or on the Closing Date.

(b)

Except as set forth on the Schedule 3.15(b), all Tax Returns of Seller which are required by law to be filed on or before the Closing Date have been or will be timely filed. Seller has, or prior to the Closing Date shall have, paid all Taxes imposed upon  Seller which have become due and payable as of the Closing Date). There are no liens for Taxes upon any of the assets or properties of Seller.

(c)

Except as set forth on the Schedule 3.15(c), Seller has withheld and paid over to the appropriate taxing authority all amounts which it is required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third-party.

(d)

Seller has not waived any statute of limitations with respect to any Taxes or agreed to any extension of time for filing any Tax Return which has not been filed; and has not consented to extend to a date later than the date hereof the period in which any Tax may be assessed or collected by any Tax authority.

(e)

The accruals for Taxes on the Financial Statements (excluding any amount recorded which is attributable solely to timing differences between book and Tax income) are adequate to pay all Tax liabilities of Seller as of the date thereof and Seller has not incurred any liability for Taxes since the date of the Financial Statements other than Taxes incurred in the ordinary course of business.

(f)

Except as set forth on the Schedule 3.15(f), no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to Seller.

(g)

There are no outstanding claims concerning Seller’s Tax liability.

(h)

No claim has ever been made in writing by a taxing authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to Taxes assessed by such jurisdiction.

(i)

Except as disclosed on Schedule 3.15(i), and except for the period during which Copy Concepts has been a subsidiary of PlanetPrintDallas.com, Seller has never been a member of an Affiliated Group for tax purposes or filed or been included in a combined, consolidated or unitary income Tax Return.

(j)

Seller is not a party to or bound by any Tax allocation or Tax sharing agreement.

(k)

Seller shall not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) a change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) any “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), (iii) any sale reported on the installment method where such sale occurred on or prior to the Closing Date, or (iv) any prepaid amount received on or prior to the Closing Date (other than amounts prepaid in the ordinary course of business consistent with past custom and practice).

(l)

Seller has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)((A)(ii) of the Code.

(m)

Seller has not made an election under Section 341(f) of the Code; and

(n)

Seller is not liable for the Taxes of another “Person” (A) under Treasury Regulation § 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor or (C) by contract or indemnity or otherwise.

Section 3.16

Seller, Dillon and Nickoloff.  Litigation.  Except as listed in Schedule 3.16 hereto, which listing shall contain a detailed description and explanation of any item listed:

(a)

There is no action, suit or proceeding relating to, or that could affect in any way, the Assets or the Business pending before any court or governmental agency, authority or body or arbitrator; to the knowledge of Seller, there is no action, suit or proceeding threatened against Seller relating to, or that could affect in any way, the Assets or the Business and there is no basis for any such action, suit or proceeding; and

(b)

Except as disclosed on Schedule 3.16, since 1998, neither Seller nor any officer, director or shareholder of Seller, is or has been the subject of a permanent or temporary injunction, order, judgment or decree of any court or tribunal or any governmental agency, authority or body (i) enjoining Seller from engaging in or continuing any conduct or practice in connection with the Business or the Assets, (ii) requiring Seller to take any action of any kind with respect to the Business or the Assets; or (iii) creating any liability or obligation on Seller whatsoever.

Shirley and Stone.  Litigation.  Shirley and Stone make the representations and warranties set forth in this Section 3.16 only with respect to Copy Concepts to their knowledge.

Section 3.17

Seller, Dillon and Nickoloff.  Contracts.

(a)

Schedule 3.17 hereto sets forth a true and correct list of each material contract, agreement, purchase order, lease, license, indenture or commitment, written or oral, to which Seller is a party, and which in either case relates to the Assets or operation of the Business (the “Contract(s)”).  True, complete and correct copies of each of the Contracts, or in the event they are oral, true and complete written summaries thereof, have been delivered to Buyer by Seller.  Except as expressly described in Schedule 3.17:

(i)

Each of the Contracts is a legal, valid, binding and enforceable agreement of

Seller and to Seller’s knowledge, each other party thereto;

(ii)

Seller has fulfilled all material obligations required pursuant to each Contract to have been performed by Seller prior to the date hereof;

(iii)

There has not occurred any default under any of the Contracts on the part of Seller or any other party thereto, nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute a default on the part of Seller under any of the Contracts, nor to the best of Seller’s knowledge has any event occurred which with the giving of notice or the lapse of time, or both, would constitute a default on the part of any other party to any of the Contracts;

(iv)

Except as disclosed on Schedule 3.17, no consent of any party to any of the Contracts is required for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby; and

(v)

Seller is not restricted by the terms of any Contract from carrying on the Business anywhere.

(b)

Schedule 3.17(b) lists all Contracts with any person under which such persons are consultants or independent contractors or sales agents, representatives, dealers or distributors of any products which comprise a part of the Business to be transferred to Buyer hereunder.  Except as set forth on Schedule 3.17(b), all of such agreements can be terminated at will or on not more than thirty (30) days prior notice without liability relating thereto.

Shirley and Stone.  Contracts.  Shirley and Stone (i) make the representations and warranties set forth in this Section 3.17 only with respect to the contracts identified on Schedule 3.17 to which Copy Concepts is a party, and (ii) based on their review of Schedule 3.17, represent and warrant that they do not have knowledge of any Contracts of Copy Concepts that have been omitted therefrom.

Section 3.18

Insurance.  Disclosure Schedule 3.18 contains a list of each insurance policy maintained by Seller with respect to its properties, Assets and Business, and each such policy shall be in full force and effect as of the Closing or a substituted policy shall have been obtained therefor.  Seller has previously provided true and accurate copies of each such policy.  Seller is not in default with respect to its obligations under any insurance policy maintained by it, and Seller has never been denied insurance coverage.  Except as disclosed on Schedule 3.18, Seller has no self-insurance or co-insurance programs, and if it does, all stop loss coverage is listed and copies thereof have been supplied to Buyer.

Section 3.19

Seller, Dillon and Nickoloff.  Affiliate Transactions.  Except as set forth on Schedule 3.19, no officer, director, shareholder (including the Shareholders) or affiliate of Seller or any individual related by blood, marriage or adoption to any such individual or any entity in which any such person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Business or has any interest in any material, personal or real property or contract used by the Business.  Except as disclosed on Schedule 3.19, neither Seller nor any of its shareholders, officers, directors or key employees (nor any spouse or child of any of them) have any direct or indirect interest in any competitor, customer or supplier of the Business.  All such disclosed transactions and relationships are on an arms’ length basis.

Section 3.20

Seller, Dillon and Nickoloff.  Legal Compliance; Regulatory Approvals.  Except as disclosed on Schedule 3.20, Seller does not have outstanding any appointment for any person or entity to act as its attorney or agent with respect to the Business.  The Business is being operated in material compliance with all applicable laws, rules and regulations.  Seller has not received notice of, does not know of, and has no reason to anticipate any violation of any applicable law, rule or regulation arising from the manner in which the Business is currently operated.  All consents, approvals and authorizations of regulatory authorities or other third parties and all other requirements prescribed by any law, rule or regulation relating thereto and to the Business which must be obtained or satisfied by Seller and/or which are necessary for the execution and delivery by Seller of this Agreement and the documents to be executed and delivered by Seller in connection herewith and in order to permit the consummation of the transactions contemplated by this Agreement have been, or at or prior to Closing shall have been, obtained and satisfied.

Section 3.21

Seller, Dillon and Nickoloff.  Brokerage.  Except as disclosed in Schedule 3.22, Seller has not dealt with, nor is it obligated to make payment to, any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations for the consummation of such transactions.  In no event will the Buyer have any liability for any fee or commission in the nature of a finder’s, originator’s or broker’s fee to any person allegedly retained by the shareholders of Seller or Seller or acting on their behalf in connection with the transactions contemplated hereby.

Section 3.22

Seller, Dillon and Nickoloff.  Bank Accounts.  Schedule 3.23 is a list of the names and locations of all institutions at which Copy Concepts maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the number or other identification of all such accounts and arrangements and the names of all persons authorized to draw thereon or have access thereto.

Section 3.23

Seller, Dillon and Nickoloff.  Bulk Sale.  There are no compliance requirements with regard to bulk sales or similarly related laws or regulations in connection with the transfer of the Assets or the Business to Buyer in any of those jurisdictions in which Seller has Assets subject to the transfer contemplated hereby.

Section 3.24

Seller, Dillon and Nickoloff.  No Reliance.  All documents and records provided by Seller to the Buyer were maintained by Seller in the ordinary course of its business or created for the purposes of this Agreement.  Copies of all documents heretofore or hereafter delivered or made available to Buyer were or will be complete and accurate copies of such documents.  There is no fact (excluding any general political, economic, market-wide or industry-wide event or occurrence) of which Seller has knowledge that has not been disclosed to the Buyer in the Disclosure Schedules that would have a Material Adverse Effect.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Section 4.1

Organization, Good Standing and Authority.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.  Buyer has full authority and power to carry on its business as it is now conducted, and to own, lease or operate its properties.  Buyer has the full power, capacity and authority to enter into this Agreement and each other agreement and document to be executed by Buyer in connection herewith.  This Agreement has been and each other agreement and document to be executed by Buyer in connection herewith will be duly executed and delivered by Buyer.  This Agreement is and each other agreement and document to be executed by Buyer in connection herewith will be a valid and binding obligation of Buyer, enforceable in accordance with their respective terms.

Section 4.2

Authorization for this Agreement.  Neither the execution and delivery of this Agreement or any other agreement or document to be executed by Buyer in connection herewith nor the consummation of the transactions contemplated hereby or thereby will (a) violate, or conflict with, or require any consent under, or result in a breach of any provisions of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Buyer, under any of the terms, conditions or provisions of the Articles of Incorporation or Code of Regulations of Buyer or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Buyer is a party, or by which Buyer or any of its properties may be bound or affected, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer.

Section 4.3

Brokerage.  Buyer has not dealt with, nor is it obligated to make any payment to, any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations for the consummation of such transactions.

ARTICLE 5

CONDITIONS TO CLOSING

Section 5.1

Conditions to Obligations of Each Party.  The obligations of Buyer and Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment, at the Closing Date, of the following conditions.

5.1.1

No Action or Proceeding.  No claim, action, suit, petition, investigation, or other proceeding shall be pending or threatened before any court or governmental agency which presents a risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of damages or other legal or equitable relief in connection therewith.

5.1.2

Compliance with Law.  There shall have been obtained, or applications pending, for all permits, approvals, consents and authorizations of all governmental bodies or agencies necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in compliance with applicable laws, and so that Buyer will be eligible to operate the Business.

Section 5.2

Conditions to Obligations of Buyer.  All documents specified for delivery shall be acceptable to Buyer in its sole discretion.  The obligation of Buyer and its affiliates to consummate the transactions contemplated hereby shall be, at the option of Buyer, subject to the fulfillment at the Closing Date, of the following additional conditions:

5.2.1

Representations and Warranties True.  The representations and warranties of Seller contained in this Agreement and the Schedules and Exhibits hereto were materially and substantially true and correct on the date of this Agreement and shall be true and correct in all material respects on the Closing Date.

5.2.2

Performance of Covenants.  Each of the obligations of Seller to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects.

5.2.3

Authority.  All actions required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

5.2.4

Employment and Independent Contractor Arrangements.  Buyer shall have obtained the services of each of Keith Nickoloff, Brian Stone, Phil Shirley, Don Feige, Mike Nation, Gregg Brekke and Mike Finn on terms satisfactory in the sole discretion of Buyer, and Seller shall have executed a release and waiver in favor of Buyer relating to its employment of former employees of Seller, in form satisfactory to Buyer, and Shirley and Stone shall have executed a release and waiver in form satisfactory to Buyer.  Seller shall exert its best efforts to persuade personnel designated by Buyer to accept such employment by Buyer (or Copy Concepts) at Closing.  Buyer shall have received executed independent contractor agreements (including releases of liability of Buyer) from all parties consulting to the Business, the services of which the Buyer wishes to secure, all in form satisfactory to Buyer.

5.2.5

No Proceedings.  No claim, action, suit, investigation, judgment or other proceeding brought by any governmental agency or other third-party shall be pending, in force or threatened, as applicable, before any court or governmental agency.

5.2.6

Path-Forward.  Buyer shall have purchased or licensed, at Buyer’s option, simultaneously with the Closing, all rights, title and interest in the name, trade name, trademarks, domain name, etc. related to “Path-Forward” from Nickoloff or his affiliate, as applicable, all in form acceptable to Buyer.

5.2.7

License Back of Software.  Buyer and Seller shall have agreed to a license agreement under which Buyer shall license back to Seller certain of the Intellectual Property purchased hereunder.

5.2.8

Principal Resources LLC.  Seller shall have at Closing paid any amounts owed Principal Resources, LLC for Copy Concepts' and the Business' accounts receivable and Copy Concepts at Closing shall have received clear and unencumbered title to all such accounts receivable and valid termination, waiver and release documentation acceptable to Buyer.

5.2.9

Debt Releases.  At Closing, Seller shall deliver to Buyer at or prior to Closing valid termination, waiver and release documentation acceptable to Buyer for:  (i) any and all debt of Copy Concepts and the Business not expressly permitted to be borne by Buyer under Section 1.3(a); (ii) Business and Copy Concepts Platinum Workout Accounts; (iii) matters disclosed on Schedule 3.16; and (iv) Purchase Price Payees listed on Schedule 2.2.  Buyer shall be satisfied, in its sole discretion, that no creditor of Copy Concepts or the Business whether Platinum Workout Accounts or otherwise, remains unpaid or unassumed by Buyer and Seller shall have delivered valid termination waiver and release documentation from such creditors acceptable to Buyer.  Seller shall have, prior to Closing, paid all amounts owed to Buyer.

5.2.10

Other Financing.  All promissory notes evidencing any indebtedness, capital leases or equipment financings of Copy Concepts or the Business shall have been terminated at Closing and Seller shall have received at Closing cancellation of assignment, valid termination, waiver and release documentation and valid bills of sale transferring title to Buyer of the subject equipment.

5.2.11

Broker Release.  Any Seller broker shall have at Closing delivered a valid receipt, waiver and release for any amounts owed such broker.

5.2.12

Vehicles.  Seller at Closing shall have delivered free and clear titles to all vehicles, including but not limited to, cars, vans, lifts or forklifts, trucks or the like used in the Business along with any corresponding termination of lease or other financing documentation.

5.2.13

Fairness Opinion.  Buyer shall have received a fairness opinion relating to the purchase price of each of Copy Concepts and the Business and Intellectual Property purchased hereunder, in form and from a party satisfactory to Buyer.

5.2.14

Environmental Audit.  Buyer shall have received results of any and all environmental audits and studies to its satisfaction.

5.2.15

Lease.  Seller and Buyer shall have entered into a lease for the portion of Seller’s Kasoto Avenue business premises, utilized by the Business, on a month-to-month basis for a minimum of ninety (90) days and for a period of up to one (1) year following the Closing Date.

5.2.16

Employment Termination.  Except as set forth in Schedule 3.14(f), the Seller and Buyer shall have determined that neither shall owe any state or federal COBRA, WARN or similar obligation to any Seller employee.  Seller shall have given at Closing any such notices required by law.

5.2.17

Plans.  Copy Concepts shall have validly adopted a Board resolution terminating its involvement in any and all Seller employee benefit plans, and Seller shall have amended its such plans accordingly, all to the satisfaction of Buyer.

5.2.18

Power of Attorney.  Seller shall have terminated and revoked any power of attorney it may have granted with respect to the Business or Copy Concepts.

5.2.19

Financial Statements/Tax Returns/Intercompany Debt.  Buyer shall have received true and accurate Financial Statements for each month after March 2002 ending more than twenty-five (25) days prior to Closing, copies of all required Seller tax returns for 2001 and evidence of the reversal of all intercompany and affiliate transactions, debts, payables and receivables.

5.2.20

Opinion of Counsel.  The Buyer shall have received an opinion of counsel to the Seller dated the Closing Date, as reasonably required by Buyer.

5.2.21

Motorola.  Buyer shall, in its sole discretion, be satisfied with agreements related to Copy Concepts' Motorola account including the post-closing rights and obligations of Copy Concepts in relation to Motorola and Suniland, Inc.

5.2.22

No Material Adverse Effect.  Since December 31, 2001, there shall have occurred no fact, event or circumstance that reasonably could be expected to have a Material Adverse Effect, including without limitation, as it relates to Seller’s sales or anticipated near or long-term sales to its customers as disclosed on Schedule 3.11(a) of this Agreement.  A Material Adverse Effect (for all purposes under this Agreement) includes, but is not limited to, (a) any legal action instituted or threatened against Seller; (b) the reduction, cancellation, non-renewal or termination of any existing contractual or business relationship by any customer whose purchases from Seller exceeded $10,000 in 2001 or 2002; (c) the financial impairment of any customer whose purchases from Seller exceeded $10,000 in 2001 or 2002; (d) the filing of a voluntary or involuntary petition in bankruptcy by or against Seller; or (e) any matter described in Section 3.8 above.

5.2.23 Affiliates’ Releases.  Dated prior to Closing, Seller shall have received releases from affiliates of Seller, including but not limited to Meyers Printing Company, to whom Copy Concepts or the Business owe money, in identity and form acceptable to Buyer.

5.2.24

Additional Closing Documents.  Buyer shall have received at the Closing the following documents, dated as of the Closing Date:

(a)

Duly executed Bill of Sale for the Assets transferred, in a form acceptable to Buyer, sufficient to vest marketable title therein, free, clear and unencumbered.

(b)

Duly executed, individual instruments of assignment or transfer by country and corporate owner, of the patents, copyrights, brand names, trade names, trademarks, and service marks included in Schedule 3.4(a), 3.4(a)(i) or 3.4(b), sufficient to convey and vest full legal and equitable title of the Intellectual Property in the Buyer, in recordable form, if not already registered or applied for in the name of the Buyer, as well as a complete and accurate listing of any and all actions which must be taken to maintain any of the intellectual property during the twelve (12) month period following the Closing, and of the deadlines for taking each of such actions; duly executed consents to assignment or transfer of any items included in Schedules 3.4(a), 3.4(a)(i) or 3.4(b).

(c)

Copies, certified by the Secretary of Seller, of (i) resolutions adopted by 90% of the common and 100% of the preferred shareholders and 100% of the Board of Directors of Seller (and although already definitionally included, PlanetPrintDallas) authorizing the execution and delivery of this Agreement and all other agreements, documents or instruments relating hereto and the consummation of the transactions contemplated hereby; (ii) Seller’s Certificate of Incorporation; and (iii) Seller’s Bylaws.

(d)

A certificate, dated the Closing Date and signed by the President and Chief Financial Officer of Seller, in accordance with Sections 5.2.1 and 5.2.2, to the effect that the representations and warranties of Seller were true and correct on the date hereof, are true and correct on the Closing Date and that Seller has duly performed in all respects all of the obligations due hereunder prior to the Closing Date.

(e)

Duly executed assignments of the personal property and Real Property Leases to be assigned by Seller in accordance with the terms of this Agreement, along with consents to such assignments, as applicable, from any and all lessors, sublessors, lessees and sublessees, as applicable, all as listed on Schedules 1.3(a)(ii) and 3.9(b).

(f)

Duly executed assignment, and consents to such assignment from each other party thereto, of customers of Seller (including but not limited to those described in Schedules 1.1(a)(x) and 1.3(a)(i)), suppliers and vendors or any other contracts whose consent to transfer or assignment is required by Buyer, including but not limited to the Motorola and Suniland agreements, all as listed on Schedule 3.17.

(g)

Termination, pay off, cancellation, waiver, UCC-3 and release documents executed by each creditor of Copy Concepts and the Business, for which Buyer is not responsible under Section 1.3(a), including but not limited to, capital lease lessors, Copy Concepts and Business Platinum Workout Accounts, Principal Resources, LLC, Shirley, Stone and GMAC.

(h)

Amended Certificate of Incorporation changing Seller’s name to a name acceptable to Buyer.

(i)

Long-form good standing certificates and tax clearance certificates dated within ten (10) business days prior to the Closing Date from Seller, PlanetPrintDallas and Copy Concepts.

(j)

Lessor Estoppel Certificates dated no earlier than ten (10) business days prior to Closing.

(k)

Incumbency Certificates certifying the signatures of Seller.

(l)

All books and records of Copy Concepts and the Business (of which Seller may retain a copy and to which Seller shall have access for the calculation and payment of its Taxes).

(m)

Seller’s notices to customers and accounts receivable.

(n)

Signed resignations of all directors and officers of Copy Concepts.

(o)

The stock, corporate minute book and all other books and records of Copy Concepts.

(p)

At Buyer’s option, cancelled employment agreements and/or non-competition/invention agreements with all of the employees of Copy Concepts.

(q)

Replacement bank or other like signature cards signed by Buyer personnel.

(r)

Termination and release documentation of contracts not assumed by Buyer, including but not limited to, sales representative, sales agent, distributor, dealer, reseller and alliance agreements.

(s)

Copy Concepts sole shareholder’s and director’s actions to be immediately effective after the Closing.

(t)

Certificate and signed stock power for all outstanding Copy Concepts capital stock.

(u)

Such other documents and instruments as Buyer may require.

Section 5.3

Conditions to Obligations of Seller.  The obligation of Seller to consummate the transactions contemplated hereby shall be, at the option of Seller, subject to the fulfillment, at the Closing Date, of the following additional conditions:

5.3.1

Representations and Warranties True.  The representations and warranties of Buyer contained in this Agreement and the Schedules and Exhibits were materially and substantially true and correct on the date of this Agreement and shall be true and correct in all material respects on the Closing Date.

5.3.2

Performance of Covenants.  Each of the obligations of Seller to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects.

5.3.3

Authority.  All actions required to be taken by, or on the part of, Buyer and Buyer to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

5.3.4

No Proceedings.  No claim, action, suit, investigation or other proceeding brought by any governmental agency or other third-party shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages from Buyer, or Seller or other relief in connection therewith.

5.3.5

License Back of Software.  Buyer and Seller shall have agreed to a license agreement under which Buyer shall license back to Seller certain of the Intellectual Property purchased hereunder.

5.3.6

Principal Resources LLC.  Seller shall have at Closing a valid termination, waiver and release documentation from Principal Resources with respect to Copy Concepts’ accounts receivable acceptable to Seller.

5.3.7

Lease.  Seller and Buyer shall have executed and delivered the Lease discussed above in Section 5.2.15.

5.3.8

Opinion of Counsel.  The Seller shall have received an opinion of counsel to the Buyer dated the Closing Date, as reasonably required by Seller.

5.3.9

Additional Closing Documents of Buyer.  Seller shall have received at the Closing the following documents, each dated the Closing Date:

(a)

Copies, certified by the Secretary of Buyer, of resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and all other agreements, documents or instruments relating hereto and the consummation of the transactions contemplated hereby;

(b)

A certificate, dated the Closing Date and signed by Buyer in accordance with Sections 5.3.1 and 5.3.2, to the effect that the representations and warranties of Buyer are true and correct on the Closing Date and that Buyer has duly performed in all material respects all of the obligations due hereunder prior to the Closing Date;

(c)

Payment of the cash portion of the Purchase Price due at Closing;

(d)

Assumption of liabilities documentation.

(e)

The employment agreements specified in Section 5.2.4 above.

(f)

Such other closing documents as Seller may reasonably request.

ARTICLE 6

INDEMNIFICATION

Section 6.1

Indemnification of Buyer.  Seller (and the Shareholders as described above in the introduction to Article 3 above) will defend, indemnify and hold Buyer, its officers, directors, agents, representatives, subsidiary and parent entities and affiliates and their successors and assigns harmless from and against any action, suit, proceeding, demand, assessment, claim, liability, fine, judgment, expense, cost, loss, reasonable attorneys’ fees and expenses or other damage, all as incurred, suffered by or claimed against Buyer as a direct result of:

(a)

(i) claims that the transactions contemplated by this Agreement are ineffective against any creditor of Seller; (ii) claims by any tax authority or other entity asserting any claim for taxes; or (iii) prior transfers of Copy Concepts' capital stock.

(b)

any misrepresentation or breach of representation or warranty (as each such representation and warranty would read if all qualifications as to materiality were deleted therefrom) or violation of any covenant made by Seller hereunder, in any Schedule or Exhibit hereto or in any documents furnished at Closing under Section 5.2; and

(c)

Seller’s failure to pay and discharge any obligation of Seller not permitted under Section 1.3 above, including but not limited to obligations relating to, Taxes, including but not limited to liability relating to Copy Concepts’ Texas tax audit for sales, excise and use taxes, any failure to file personal property tax and municipal income tax returns (and taxes, penalties and interest related thereto) and Seller’s use, tax, personal property, income, municipal or other tax liability to Florida and Tennessee and political subdivisions thereof), Seller’s conduct of the Business, Copy Concepts conduct of its business, leased or subleased premises prior to or on the Closing Date (including without limitation, penalties, losses, expenses and rent related to real property leases through the Closing Date), any act, occurrence, event or failure to act which occurs prior to or on the Closing Date, Environmental Matters, any violation of off the shelf software agreements, any employee or employment related matters, any warranty or related type claim on work or projects, the organization of Seller, all transactions with affiliates or Copy Concepts, Shirley, Stone or their affiliates, any pending or threatened litigation, or any failure to satisfy or pay any sales, use, income or other taxes to any governmental authority for any periods prior to or on the Closing Date whether determined before or after the Closing Date; all such matters shall be indemnified against whether disclosed in a Disclosure Schedule or not.

Section 6.2

Indemnification of Seller.  Buyer agrees to defend, indemnify and hold Seller, its officers, directors, agents, representatives, subsidiary and parent entities and affiliates and their successors and assigns, harmless from and against any action, suit, proceeding, demand, assessment, claim, liability, fine, judgment, expense, cost, loss, reasonable attorneys’ fees and expenses or other damage, all as incurred, suffered or claimed against Seller as a direct result of:

(a)

any liabilities, obligations, contracts, commitments and other undertakings of Seller which are expressly assumed or incurred by Buyer hereunder or which relate to and arise out of the operations of Copy Concepts and the Business by Buyer after the Closing Date; and

(b)

any misrepresentation or breach of warranty or violation of any covenant made by Buyer hereunder or in any documents furnished at Closing under Section 5.3.

Section 6.3

Indemnification of Procedure.  The obligations and liabilities of Buyer and Seller pursuant to this Article 6 shall be subject to the following terms and conditions:

(a)

Any party seeking indemnification hereunder shall give the other party notice of any indemnity claim.  If the claim is based upon a third-party claim, then such notice shall be given promptly after the party seeking indemnification receives notice of such claim, and the indemnifying party will, if applicable, undertake at its expense the defense thereof by representatives of its own choosing and reasonably acceptable to the other party.  Any notice shall set forth in reasonable detail the facts constituting the basis for such claim, the provision(s) of the Agreement under which such claim is being asserted and, if known, the amount or an estimate of the amount of the liability arising therefrom.  No party seeking indemnification hereunder shall assert a claim for indemnification except in good faith.

(b)

In the event that the party against whom a claim is asserted, within a reasonable time after notice of any third-party claim, fails to defend, the asserting party shall (upon further notice to the party against whom a claim is asserted) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the party against whom a claim is asserted, subject to the right of the party against whom a claim is asserted, upon written notice, to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.  “Reasonable time” as used in this Article 6 means not more than five (5) days or such lesser period as may be required by the particular circumstances of a claim (e.g., an answer to a complaint is due in three (3) days).

(c)

The party against whom a third-party claim is asserted may settle or compromise any claim or consent to entry of any judgment without recourse and without the consent of the party asserting a claim if the amount paid to settle or compromise such claim or agreed judgment does not exceed $1,000, and notice of such action and a brief description of the disposition of such claim is given to the party asserting the claim within a reasonable time.  Also in recognition of the potential impact on Copy Concepts and the Business, Seller shall seek Buyer's consent before any press releases, document production, or any other release of information regarding such matter is made, such consent to not be unreasonably withheld or delayed.

(d)

Nothing herein contained shall prevent the party asserting a claim from participating in the defense, settlement, or compromise of any third-party claim being handled on its behalf by the party against whom a claim is asserted; provided that such participation shall be at the expense of the party asserting a claim and shall not interfere with the primary role of the party against whom a claim is asserted, in defending, settling or compromising third-party claims for which it has an indemnification obligation hereunder.  Buyer and Seller shall cooperate with the reasonable requests of one another in connection with the defense to any third-party claim or legal proceeding (including, without limitation, access to records of Buyer and Seller reasonably necessary to the defense of any claim or legal proceeding).

(e)

Shirley and Stone’s liability shall be restricted as described in the introduction to Article 3 above.

Section 6.4

Period of Indemnification.  The indemnification rights and obligations of Seller and Buyer set forth in Sections 6.1 and 6.2 hereof, respectively, will survive past the Closing Date and will terminate as follows:

(a)

On the second anniversary of the Closing Date for all indemnification rights and obligations other than with respect to claims then pending or as specified below;

(b)

On the expiration of the applicable statute of limitation for all indemnification rights and obligations respecting pending or threatened litigation (except for up to $400,000 on the pending Xerox dispute for which Seller is not indemnifying Buyer), Environmental Matters, tax claims, or claims based upon any fraud of a party.

(c)

Never in regard to claims relating to Seller’s title or ownership of the Assets and the authority and ability of Seller to transfer same hereunder.

Section 6.5

Limitations on Indemnification.  Seller's liability for any matters arising under or related to this Agreement pursuant to Section 6.1 shall be limited to an aggregate of Five Hundred Thousand Dollars ($500,000), excepting those matters listed in Sections 6.4 (b-c).  Buyer shall not assert claims for indemnification hereunder unless and until the aggregate of such indemnifiable claims exceeds One Hundred Thousand Dollars ($100,000) (such threshold shall not apply to those matters listed in Sections 6.4(b-c)) and then only for amounts in excess of such aggregate One Hundred Thousand Dollars ($100,000) up to a maximum liability of Five Hundred Thousand Dollars ($500,000) of such excess (except that such maximum liability shall not apply to those matters listed in Sections 6.4(b-c)).

Section 6.6

Indemnification Payments.  All amounts payable by one party to another pursuant to the provisions of this Article 6 shall be payable in immediately available funds, within ten (10) days after final determination thereof, as applicable, in accordance with the provisions hereof.  Upon notice to Seller specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it may be entitled under this Article 6 against amounts otherwise payable from the Holdback.  The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default.  Neither the exercise of nor the failure to exercise such right of set off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

Section 6.7

Limitation of Remedies.  The right of an indemnified party to be indemnified under this Section 6 shall be such party’s sole remedy under this Agreement, except for the pursuit of equitable remedies and actions related to the items listed in Sections 6.4(b) and (c) above.  Seller shall not be paid under the indemnity provisions of this Article 6 if Seller is paid under Section 2.5(b) above for an identical claim.

ARTICLE 7

ADDITIONAL COVENANTS AND AGREEMENTS

Section 7.1

Expenses.  Except to the extent otherwise specifically provided herein, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement including, without limitation, fees, costs and expenses of its own financial consultants, accountants and counsel.  If Buyer determines not to proceed with the transactions described herein for reasons other than (i) a Material Adverse Effect in the financial condition or prospects of the Business and Copy Concepts, (ii) discovery in the course of due diligence or review of Seller Schedules of any facts and circumstances concerning the Assets that are different to the degree of a Material Adverse Effect from Buyer's current assumptions about such facts and circumstances, or (iii) Seller's proposal of any material term in the definitive agreement that was not contained in the parties' letter of intent (including, without limitation, any proposal whether or not considered material, that Buyer increase the purchase price or assume additional liabilities), then Buyer shall pay Seller's attorneys and accountants up to a combined total of $75,000 for their fees and disbursements incurred in representing Seller from and after the execution of the letter of intent to the date that Seller receives written notice terminating such transactions; provided that such fees shall be charged at regular hourly rates and shall be documented in customary detail.

Section 7.2

Public Releases.  Buyer and Seller shall agree with one another as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit any party hereto from making any disclosure which it deems necessary in light of applicable laws or regulations.

Section 7.3

Cooperation and Efforts.  The parties agree to cooperate with one another and to use all reasonable efforts to take, or cause to be taken all actions and to do, or cause to be done, all things necessary or proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals to be provided by each of them hereunder, and to effect all necessary registrations and filings, including, but not limited to, submissions of information requested by governmental authorities and assistance and cooperation in the filing of tax returns after the Closing Date.

Section 7.4

Survival.  The representations, warranties and covenants and agreements of the Seller contained in this Agreement shall survive the Closing of the transactions contemplated hereby and shall be subject to the indemnity provisions of Article 6.  All statements as to factual matters contained in any certificate or other instrument delivered by a party pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties of such party hereunder as of the date of such certificate of instrument.

Section 7.5

Conduct of Business; Access.  From the date hereof through the Closing Date, Seller shall operate the Business and Copy Concepts strictly in the ordinary course, consistent with past practices and Seller will take all reasonable action and all reasonable forbearance from action to preserve the business relations of Seller.  Seller shall:  (a) consult with the Buyer on a regular basis with respect to all material decisions with respect to its Business; (b) not take any affirmative action which would be required to be disclosed hereunder; and (c) give the Buyer prompt written notice of each event which, in Seller’s best judgment, might be material to its Business.  From the date hereof through the Closing Date, Seller shall not create, or permit there to be, any liens or other security interests encumbering its assets of properties.  From the date hereof through the Closing Date, Seller shall take and forbear from taking all action necessary in order to make the representations and warranties of Seller set forth in Section 3 hereof true and correct on and as of the Closing Date as though made on and as of the Closing Date.  From the date hereof through the Closing Date, continuing through written agreement on the Final Financial Statements or delivery of the Accountant’s Financial Statements, as applicable, described in Section 2.5 above, and continuing until three (3) years after the last tax return of Seller is filed, Seller will permit the Buyer and any authorized representatives of the Buyer to visit and inspect the properties of Seller, to examine the books of account and other corporate records of Seller and to make copies thereof, and to discuss the affairs, finances and accounts of Seller with the accountants, officers and employees of Seller, all upon reasonable notice and at such times and as often as the Buyer may reasonably request.

Section 7.6

Negative Covenant.  Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller and the Shareholders will not, and will cause Seller not to, without prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.8 is likely to occur.

Section 7.7

Buyer Cooperation.    From the Closing Date until three (3) years after the last tax return of Seller is filed, Buyer will permit the Seller and any authorized representatives of the Seller to visit and inspect the properties of Buyer, to examine the books of account and other corporate records of the Business and Copy Concepts and to make copies thereof, and to discuss the affairs, finances and accounts of the Business and Copy Concept prior to the Closing with the accountants, officers and employees of Buyer, all upon reasonable notice and at such times and as often as the Seller may reasonably request.

Section 7.8

Notification.  Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller becomes aware of any fact or condition that causes or constitutes a breach of any of Seller’s representation and warranties as of the date of this Agreement, or if Seller becomes aware of this occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation and warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in the Disclosure Schedules if the Disclosure Schedules were dated on the date of occurrence or discovery of such fact or condition, Seller promptly will deliver to Buyer a supplement to the Disclosure Schedules specifying such change.  During the same period, Seller will promptly notify the Buyer of the occurrence of any breach of any covenant of Seller in this Section or of the occurrence of any event that may make the satisfaction of the conditions in Section 5 impossible or unlikely.

Section 7.9

No Solicitation of Transactions.  From the date hereof through the Closing Date, neither the Shareholders nor Seller will, directly or indirectly, and will not authorize the officers, directors and agents of Seller to, encourage, solicit or initiate discussions or negotiations with respect to, or furnish to any other person any information (except as required by applicable law) with respect to, or otherwise cooperate in any way with or assist or participate in any effort or attempt by any person (other than the Buyer or an affiliate or associate of the Buyer) to effect any direct or indirect acquisition or purchase of the Assets.  Seller immediately shall notify the Buyer if any such proposed offer, or any inquiry or contact with any person with respect thereto, is made.

Section 7.10

Accounts Receivable.  From and after the Closing Date the Seller:  (a) appoints Buyer its attorney in fact to endorse all payments on accounts receivable sold hereunder; (b) immediately will forward all payments to the Business and Copy Concepts of any nature to Seller, validly endorsed or otherwise made validly payable to Buyer; (c) will notify all assigned accounts receivable of their assignment to Buyer but only in the manner authorized in advance by Buyer; and (d) shall assist at the Buyer’s request in the collection of the assigned accounts receivable.

Section 7.11

Termination of Agreement.  This Agreement and the transactions contemplated hereby may be terminated: (a) at any time prior to the Closing by mutual agreement of all parties hereto; (b) by the Seller, if (i) any representation or warranty of the Buyer is materially false when made or on the Closing Date or if the Buyer shall have failed to perform or comply in any material respect with any of its covenants or agreements set forth herein, and any such breach shall have continued without cure for a period of five (5) days following written notice thereof from Seller;  (c) by the Buyer, at its sole discretion, (i) if any representation or warranty of Seller is materially false when made or on the Closing Date, or if Seller shall have failed to perform or comply in any material respect with any of its covenants and agreements set forth herein and any such failure shall have continued without cure (which only may include an amendment to the Disclosure Schedules with Buyer’s consent at its sole discretion) for a period of five (5) days following written notice thereof from Buyer; (ii) if Buyer is not satisfied, in the exercise of commercially-reasonable discretion, with the results of its due diligence; or (iii) if Buyer determines that any Material Adverse Effect occurs or is likely to occur; or (d) at the election of either Seller or the Buyer, if the Closing shall not have occurred on or prior to August 31, 2002.  The provisions of Section 7.1 hereof shall remain in full force and effect notwithstanding any termination of this Agreement pursuant to this Section, and neither party shall have any obligation to the other party under this Agreement or otherwise following such termination.

Section 7.12

Customers and Suppliers.  From the date hereof until Closing, Seller shall exert its best efforts to maintain good relationships with all of the vendors and customers of the Business and Copy Concepts and ensure that such parties will continue to do business with the Buyer after the Closing.  If Buyer requests before or after the Closing, Seller shall deliver to Buyer or directly to the former customers or suppliers of the Business, as directed by Buyer, at Buyer’s expense, letters prepared by Seller to the satisfaction of Buyer and executed by Seller, pursuant to which Seller shall advise each addressee that the Assets have been sold to Buyer.

ARTICLE 8

NON-COMPETITION AND CONFIDENTIALITY

For the purposes of Article 8, Business also includes Copy Concepts.  For a period of five (5) years after the Closing Date, Seller and the Shareholders and their affiliates shall not directly or indirectly, own, manage, assist, work for, sell for, operate, join, advise, control, lease to, construct or otherwise engage or participate in or be connected as a partner, guarantor, advisor, joint venturer, subcontractor, consultant, lessor, independent contractor or otherwise in any business or activity that: (i) develops, sells or licenses print-related software or web-based tools to print on demand or printing services providers; (ii) provides document-related consulting services to a potential competitor of the Business; or (iii) makes acquisitions of other entities that use print on demand as a material competency, in all cases (i) - (iii) within the continental United States, Mexico and Canada.  In the same geographic area and for the same time period, Seller and the Shareholders shall not render any business or service to any competitor of the Business or disclose to any person any business information regarding the Business, or solicit the employment of or hire any Buyer, Sub or Copy Concepts employees.  Seller and the Shareholders shall keep confidential all proprietary information, trade secrets, know-how or data (including hereunder written customer lists and operations manuals) which are not generally known to the public or recognized as standard practice and shall not communicate or divulge any such information, trade secrets, know-how or data to any person, firm or corporation, other than to Buyer hereunder or to persons, firms or corporations designated by Buyer, or use any such information, trade secrets, know-how or data for its or their own account.  For the same period, Seller and the Shareholders shall not register, secure or use any names or marks confusingly similar to those sold hereunder.  Seller and the Shareholders acknowledge that this Section constitutes an independent covenant that survives and shall not be affected by performance or nonperformance of any other provision of this or any other agreement. Seller and the Shareholders acknowledge that any breach of the terms, conditions or covenants set forth in this Section would be competitively unfair and may cause irreparable damage to Buyer and that a recovery of damages at law would not be an adequate remedy.  Accordingly, for any breach by Seller or any of the Shareholders of the terms, covenants and conditions of this Section, Seller and the Shareholders hereby consent to a restraining order and/or an injunction without the posting of bond, in addition to any other legal or equitable rights or remedies Buyer may have. This Section has been specifically bargained for as part of the transaction contemplated herein so that Buyer may operate the Business free from competition.

ARTICLE 9

MISCELLANEOUS

Section 9.1

Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or by Federal Express or other reputable overnight courier, properly addressed or by telecopy with a confirming copy sent promptly by certified or registered mail to the party entitled to receive such notice at the address set forth below:

If to Seller or Dillon:

PlanetPrint.com, Inc.

Attn:  Mr. David G. Dillon

Chairman

7277 Boone Avenue North

Minneapolis, MN  55428

Phone:  763/531-5700

Fax:  612/631-5867

with a copy to:

Fredrikson & Byron, P.A.

Attn:  John Satorius, Esq.

President

1100 International Centre

900 Second Avenue South

Minneapolis, MN  55402

Phone:  612/347-7023

Fax:  612/347-7077

If to Buyer:

The Standard Register Company

Attn:  Mr. Craig Brown

Chief Financial Officer

P.O. Box 1167

600 Albany Street

Dayton, OH  45408

Phone:  937/221-1560

Fax:  937/221-1205

with a copy to:

The Standard Register Company

Attn:  Kathryn A. Lamme, Esq.

Vice President, General Counsel

& Secretary

P.O. Box 1167

600 Albany Street

Dayton, OH  45408

Phone:  937/221-1540

Fax:  937/221-3431

and

Dinsmore & Shohl LLP

Attn:  Harvey Jay Cohen, Esq.

1900 Chemed Center

255 East Fifth Street

Cincinnati, OH  45202

Phone:  513/977-8144

Fax:  513/977-8423

If to Shirley or Stone:

8080 Tristar Drive

Phone:

214/492-2000

Fax:

214/492-2014

with a copy to:

Joshua Mond, Esq.

Godwin Gruber, P.C.

1201 Elm

Suite 1700

Dallas, TX  75270

Phone:

214/939-4815

Fax:

214/760-7332

If to Nickoloff:

22 Cannock Drive

Fairport, NY  14450

Phone:

716/223-6189

Fax:

716/223-7017

Section 9.2

Disclosure Schedule and Exhibits.  The Disclosure Schedules and Exhibits attached to this Agreement are made a part of this Agreement.  The disclosures in the Disclosure Schedules, and those in any later supplement thereto, shall relate only to the representations and warranties in the Section or Subsection of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.  Buyer's rights hereunder shall not be affected by any investigation it conducts or any knowledge it acquires.

Section 9.3

Severability.  In the event any term or condition hereof is deemed by a court of competent jurisdiction to be void or unenforceable by virtue of the length or breadth (in time, geographic extent or otherwise) of coverage, then such term or condition shall be deemed to be reformed by such court and shall be enforceable to the maximum extent permitted by law.  If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the extent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 9.4

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither Buyer nor Seller nor any of the Shareholders shall assign any of its rights or obligations hereunder without the prior written consent of the other.  Nothing expressed or referred to in this Agreement will be construed to give any person other than Seller any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

Section 9.5

Entire Agreement.  This Agreement, including the Schedules and Exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous negotiations, commitments and writings.

Section 9.6

Waiver, Discharge, Etc.  This Agreement may not be released, discharged or modified except by an instrument in writing signed on behalf of each of the parties hereto and by the duly authorized officers or representatives of Buyer.  The failure of any party to enforce any provision of this Agreement shall not be a waiver of any other provision or subsequent breach of the same or any other obligation hereunder.

Section 9.7

Governing Law.  This Agreement shall be construed and the rights of the parties hereunder shall be governed by the substantive, internal laws of Ohio, and not the conflicts of laws principles thereof.  Other than for seeking equitable remedies, a plaintiff in any action arising hereunder shall bring such action only in the jurisdiction of the defendant’s domicile, or if there is more than one defendant, in the jurisdiction of one of the defendants’ domiciles.

Section 9.8

Investigations.  The respective representations and warranties of the Seller and the Buyer contained herein or in any certificates, opinions, Schedules or other documents delivered pursuant to this Agreement shall not be deemed waived or otherwise affected by any investigation or examination of the Seller, the Business of the Seller or the books and records of the Seller by the Buyer or its employees, agents or representatives.

Section 9.9

Failure of Indulgence Not Waiver; Remedies Cumulative.  No f

ailure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.10

Construction.  For the construction and interpretation hereof, neither party shall be considered the drafter hereof and each party acknowledges that it and its separate counsel negotiated and drafted, or had the opportunity to negotiate and draft, this Agreement and all related agreements and documents.

Section 9.11

Headings.  The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereto.  Any reference herein to the masculine gender shall be deemed to include the femine and neuter genders unless the context otherwise requires.

Section 9.12

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one Agreement.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

Buyer:

Seller:

The Standard Register Company

PlanetPrint.com, Inc.

By:  /s/Craig Brown

By:  /s/David G. Dillon

Craig Brown, Chief Financial Officer

David G. Dillon, Chairman

PlanetPrintDallas.com, Inc.

By:  /s/David G. Dillon

David G. Dillon, President

/s/David G. Dillon

David G. Dillon, personally

/s/Phil Shirley

Phil Shirley, personally

/s/Brian Stone

Brian Stone, personally

/s/Keith M. Nickoloff

Keith M. Nickoloff, personally

ASSET PURCHASE AGREEMENT

By and Between

The Standard Register Company

and

PlanetPrint.com, Inc.

Dated as of July 10, 2002

TABLE OF CONTENTS

Page

ARTICLE 1:  PURCHASE AND SALE

1

   Section 1.1:  Purchase and Sale

1

   Section 1.2:  Excluded Assets

3

   Section 1.3:  Assumption of Liabilities, Copy Concepts Debts

3

ARTICLE 2:  CLOSING DATE AND PURCHASE PRICE

4

   Section 2.1:  Closing

4

   Section 2.2:  Purchase Price

4

   Section 2.3:  Allocation of Purchase Price

4

   Section 2.4:  Prorations; Transfer Taxes

4

   Section 2.5:  Post-Closing Adjustment of Purchase Price

5

   Section 2.6:  Holdback

6

ARTICLE 3:  REPRESENTATIONS AND WARRANTIES OF SELLER

6

   Section 3.1:  Title to Assets

6

   Section 3.2:  Authorization for this Agreement

7

   Section 3.3:  Organization, Good Standing and Authority; Equity Structure

8

   Section 3.4:  Intellectual Property

8

   Section 3.5:  Compliance with Environmental Laws

10

   Section 3.6:  Financial Information, Absence of Undisclosed Liabilities

11

   Section 3.7:  Product Liability

12

   Section 3.8:  Absence of Certain Changes

13

   Section 3.9:  Real Property

13

   Section 3.10:  Tangible Personal Property

15

   Section 3.11:  Customers and Suppliers

16

   Section 3.12:  Accounts Receivable

16

   Section 3.13:  Employment-Related Agreements

17

   Section 3.14:  Employee Benefit Plans

18

   Section 3.15:  Tax Returns

20

   Section 3.16:  Litigation

21

   Section 3.17:  Contracts

22

   Section 3.18:  Insurance

23

   Section 3.19:  Affiliate Transactions

23

   Section 3.20:  Legal Compliance; Regulatory Approvals

23

   Section 3.21:  Brokerage

23

   Section 3.22:  Bank Accounts

24

   Section 3.23:  Bulk Sale

24

   Section 3.24:  No Reliance

24

ARTICLE 4:  REPRESENTATIONS AND WARRANTIES OF BUYER

24

   Section 4.1:  Organization, Good Standing and Authority

24

   Section 4.2:  Authorization for this Agreement

24

   Section 4.3:  Brokerage

24

ARTICLE 5:  CONDITIONS TO CLOSING

25

   Section 5.1:  Conditions to Obligations of Each Party

25

   Section 5.2:  Conditions to Obligations of Buyer

25

   Section 5.3:  Conditions to Obligations of Seller

30

ARTICLE 6:  INDEMNIFICATION

31

   Section 6.1:  Indemnification of Buyer

31

   Section 6.2:  Indemnification of Seller

32

   Section 6.3:  Indemnification of Procedure

32

   Section 6.4:  Period of Indemnification

33

   Section 6.5:  Limitations on Indemnification.

33

   Section 6.6:  Indemnification Payments

33

   Section 6.7:  Limitation of Remedies

34

ARTICLE 7:  ADDITIONAL COVENANTS AND AGREEMENTS

34

   Section 7.1:  Expenses

34

   Section 7.2:  Public Releases

34

   Section 7.3:  Cooperation and Efforts

34

   Section 7.4:  Survival

34

   Section 7.5:  Conduct of Business; Access

35

   Section 7.6:  Negative Covenant

35

   Section 7.7:  Buyer Cooperation

35

   Section 7.8:  Notification

35

   Section 7.9:  No Solicitation of Transactions

36

   Section 7.10:  Accounts Receivable

36

   Section 7.11:  Termination of Agreement

36

   Section 7.12:  Customers and Suppliers

37

ARTICLE 8:  NON-COMPETITION AND CONFIDENTIALITY

37

ARTICLE 9:  MISCELLANEOUS

38

   Section 9.1:  Notices

38

   Section 9.2:  Disclosure Schedule and Exhibits

40

   Section 9.3:  Severability

40

   Section 9.4:  Successors and Assigns

40

   Section 9.5:  Entire Agreement

40

   Section 9.6:  Waiver, Discharge, Etc

40

   Section 9.7:  Governing Law..

40

   Section 9.8:  Investigations

41

   Section 9.9:  Failure of Indulgence Not Waiver; Remedies Cumulative

41

   Section 9.10:  Construction.

41

   Section 9.11:  Headings..

41

   Section 9.12:  Counterparts..

41

Schedules

1.1(a)(i)

Business Assets

1.1(a)(x)

Business Contracts

1.1(a)(xi)

Business Accounts Receivable

1.2

Excluded Assets

1.3(a)(i)

Assumed Customer and Supplier Contracts

1.3(a)(ii)

Other Leases and Obligations

1.3(a)(iii)

Current Accounts Payable

1.3(a)(iv)

Accrued Liabilities

1.3(b)(i)

Copy Concepts Platinum Workout Accounts

1.3(b)(ii)

Business Platinum Workout Accounts

2.2

Purchase Price Payees - Cash Amounts

2.3

Allocation of Purchase Price for Assets

2.5

Agreed Parameters for Equity Statement

3.1

Exceptions of Seller’s Ownership to Assets

3.2

Governmental Consents, etc.

3.3

Subsidiary Disclosure

3.3(a)

Licenses, Permits and Qualifications

3.3(b)

Shareholders of Seller’s Capital Stock

3.4(a)

Intellectual Property

3.4(a)(i)

Intellectual Property Purchased from Seller

3.4(b)

Exceptions to Assignment of Intellectual Property

3.5(d)

Environmental Permits

3.5(e)

Hazardous Substances/Environmental Matters

3.6(a)

Financial Statements of Seller

3.6(b)

Business Creditors

3.6(c)

Specified Business Creditors

3.8

Absence of Changes since the Threshold Date

3.9(b)

Leases, Subleases, Licenses and Other Occupancy Agreements

3.9(c)

Real Property Compliance

3.9(f)

Utilities/Improvements

3.9(h)

Lack of Compliance/Storage Tanks

3.9(j)

Conflicting Rights and Violations

3.9(m)

Real Property Adequacy

3.10

Seller’s Tangible Personal Property

3.10(d)

Exceptions to Seller’s Right to Assign Personal Property

3.11(a)

Seller’s Customers

3.11(b)

Seller’s Vendors and Suppliers

3.13

Exceptions to Seller’s Liability for Employment-Related Agreements

3.13(b)

Exceptions to Employment-Related Claims

3.13(c)

Employee Information

3.14(a)

Employee Benefit Plans

3.14(b)

Exceptions to Seller’s Liability for Employee Benefit Plans

3.14(c)

Exceptions to Determination Letters

3.14(g)

Exceptions to Multiemployer Plan

3.14(j)

Exceptions to Liability for Employee Benefits

3.14(k)

Continuation of Health Benefit Plan Coverage

3.15(b)

Exceptions to Timely Filing of Tax Returns

3.15(c)

Exceptions to Amounts Paid to Taxing Authority

3.15(f)

Exceptions to Pending Tax Audits

3.15(i)

Affiliated Group

3.16

Disclosure of Actions, Suits or Pending Litigation

3.17

Contracts

3.17(b)

Contracts Not Terminable At Will

3.19

Affiliate Transactions

3.20

Power of Attorney

3.22

Seller’s Liability for Brokerage Fee

5.2.4

Seller Personnel to Sign Non-Compete Agreements at Closing

Definitions

Term

Section

“Accountant”

2.5(a)

“Accountants’ Financial Statements”

2.5(a)

“Accrueds”

2.5(a)

“Act”

9.2

“Allocation”

2.3

“Applicable Real Estate Laws”

3.9(c)

“Assets”

1.1

“Baseline Financial Statements”

3.6(a)

“Business”

1.1

“Business Platinum Workout Accounts”

1.3(b)

“Buyer”

Introduction

“Claim”

3.7(a)

“Closing”

2.1

“Closing Cash Payment”

2.2(a)

“Closing Date”

2.1

“Closing Financial Statements”

2.5(a)

“COBRA”

3.14(f)

“Code”

3.14(b)

“Consulting and Software Division”

1.1

“Contracts”

3.17(a)

“Copy Concepts”

Introduction

“Copy Concepts Platinum

     Workout Accounts”

1.3(b)

“Current”

1.3(a)(ii)

“Dillon”

Introduction

“Disclosure Schedules”

Article 3 Introduction

“Environmental Laws”

3.5(a)

“Environmental Matters”

3.5(b)

“Equity”

2.5(a)

“ERISA”

3.14(a)

“Excluded Assets”

1.2

“Final Closing Financial Statements”

2.5(a)

“Financial Statements”

3.6(a)

“GAAP”

2.5(a)

“Hazardous Substance”

3.5(a)

“Holdback”

2.6

“Intellectual Property”

3.4(a)

“Leased Real Property”

3.9(b)

“Leases”

3.9(b)

“Material Adverse Effect”

3.1

“Multiemployer Plan”

3.14(g)

“Nickoloff”

Introduction

“Owned Real Property”

3.9(a)

“PCBs”

3.5(a)

“Person”

3.15(n)

“PlanetPrintDallas”

Introduction

“Plan”

3.14(a)

“Plans”

3.14(a)

“Proprietary Rights Agreement”

3.13(c)

“Purchase Price”

2.2

“Purchase Price Payees”

2.2(a)

“Real Property”

3.9(b)

“Schedule”

Article 3 Introduction

“Seller”

Introduction

“Shirley”

Introduction

“Stone”

Introduction

“Tax”

3.15(a)

“Tax Returns”

3.15(a)

“Taxes”

3.15(a)

“Third-party Consent”

3.2

“Threshold Date”

3.8

“Utilities”

3.9(f)